                                                                    EXHIBIT 10.1

                   SECURED SUPER-PRIORITY DEBTOR IN POSSESSION
                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 13, 2001
                                      AMONG

                              CLASSIC CABLE, INC.,
                       AS DEBTOR AND DEBTOR IN POSSESSION,
                                   AS BORROWER

                                       AND

                          CLASSIC COMMUNICATIONS, INC.,
                       AS DEBTOR AND DEBTOR IN POSSESSION,
                               AS PARENT GUARANTOR

                                       AND

                 THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,
                      AS DEBTORS AND DEBTORS IN POSSESSION,
                            AS SUBSIDIARY GUARANTORS

                                       AND

             THE LENDERS AND ISSUERS FROM TIME TO TIME PARTY HERETO
                                       AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
          AS ADMINISTRATIVE AGENT, LEAD ARRANGER AND SYNDICATION AGENT

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
ARTICLE I             Definitions, Interpretation And Accounting Terms..................................2

         Section 1.1.          Defined Terms............................................................2

         Section 1.2.          Computation of Time Periods.............................................25

         Section 1.3.          Accounting Terms and Principles.........................................25

         Section 1.4.          Certain Terms...........................................................26

ARTICLE II            The Facility.....................................................................27

         Section 2.1.          The Revolving Credit Commitments........................................27

         Section 2.2.          Borrowing Procedures....................................................27

         Section 2.3.          Letters of Credit.......................................................28

         Section 2.4.          Reduction and Termination of the Revolving Credit Commitments...........32

         Section 2.5.          Repayment of Loans......................................................32

         Section 2.6.          Evidence of Debt........................................................32

         Section 2.7.          Optional Prepayments....................................................33

         Section 2.8.          Mandatory Prepayments...................................................33

         Section 2.9.          Interest................................................................34

         Section 2.10.         Fees....................................................................35

         Section 2.11.         Payments and Computations...............................................36

         Section 2.12.         Capital Adequacy........................................................38

         Section 2.13.         Taxes...................................................................39

         Section 2.14.         Substitution of Lenders.................................................40

         Section 2.15.         Conversion/Continuation Option..........................................41

         Section 2.16.         Special Provisions Governing Eurodollar Rate Loans......................42

ARTICLE III           Conditions To Loans And Letters Of Credit........................................43

         Section 3.1.          Conditions Precedent to Initial Loans and Letters of Credit.............43

         Section 3.2.          Conditions Precedent to Each Loan and Letter of Credit..................46

ARTICLE IV            Representations and Warranties...................................................47

         Section 4.1.          Valid Existence; Compliance with Law....................................47

         Section 4.2.          Power; Authorization; Enforceable Obligations...........................47

         Section 4.3.          Ownership of Borrower; Guarantors.......................................48

         Section 4.4.          Financial Statements....................................................49

         Section 4.5.          Material Adverse Change.................................................49

         Section 4.6.          Litigation..............................................................50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
         Section 4.7.          Taxes...................................................................50

         Section 4.8.          Full Disclosure.........................................................50

         Section 4.9.          Margin Regulations......................................................51

         Section 4.10.         No Burdensome Restrictions; No Defaults.................................51

         Section 4.11.         Investment Company Act; Public Utility Holding Company Act..............51

         Section 4.12.         Use of Proceeds.........................................................52

         Section 4.13.         Insurance...............................................................52

         Section 4.14.         Labor Matters...........................................................52

         Section 4.15.         ERISA...................................................................52

         Section 4.16.         Environmental Matters...................................................53

         Section 4.17.         Intellectual Property...................................................54

         Section 4.18.         Title; Real Property....................................................54

         Section 4.19.         Secured, Super Priority Obligations.....................................55

         Section 4.20.         Deposit Accounts; Control Accounts......................................55

         Section 4.21.         Title; No Other Liens...................................................55

         Section 4.22.         Pledged Collateral......................................................56

         Section 4.23.         Intellectual Property...................................................56

ARTICLE V             Financial Covenants..............................................................57

         Section 5.1.          Minimum Tier 1 Subscribers..............................................58

         Section 5.2.          Minimum EBITDA..........................................................58

         Section 5.3.          Minimum Revenue.........................................................60

         Section 5.4.          Capital Expenditures....................................................61

ARTICLE VI            Reporting Covenants..............................................................62

         Section 6.1.          Financial Statements....................................................62

         Section 6.2.          Default Notices.........................................................63

         Section 6.3.          Litigation..............................................................63

         Section 6.4.          Asset Sales.............................................................64

         Section 6.5.          Notices under Related Documents.........................................64

         Section 6.6.          SEC Filings; Press Releases.............................................64

         Section 6.7.          Labor Relations.........................................................64

         Section 6.8.          Tax Returns.............................................................64

         Section 6.9.          Insurance...............................................................64

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
                                                                                                      ----
         Section 6.10.         ERISA Matters...........................................................65

         Section 6.11.         Environmental Matters...................................................65

         Section 6.12.         Bankruptcy Court........................................................66

         Section 6.13.         Other Information.......................................................66

ARTICLE VII           Affirmative Covenants............................................................66

         Section 7.1.          Preservation of Valid Existence, Etc....................................66

         Section 7.2.          Compliance with Laws, Etc...............................................66

         Section 7.3.          Conduct of Business.....................................................67

         Section 7.4.          Payment of Taxes, Etc...................................................67

         Section 7.5.          Maintenance of Insurance................................................67

         Section 7.6.          Access..................................................................67

         Section 7.7.          Keeping of Books........................................................68

         Section 7.8.          Maintenance of Properties, Etc..........................................68

         Section 7.9.          Application of Proceeds.................................................68

         Section 7.10.         Environmental...........................................................68

         Section 7.11.         Control Accounts; Approved Deposit Accounts.............................68

ARTICLE VIII          Negative Covenants...............................................................69

         Section 8.1.          Indebtedness............................................................69

         Section 8.2.          Liens, Etc..............................................................70

         Section 8.3.          Investments.............................................................70

         Section 8.4.          Sale of Assets..........................................................71

         Section 8.5.          Restricted Payments.....................................................71

         Section 8.6.          Restriction on Fundamental Changes......................................71

         Section 8.7.          Change in Nature of Business............................................71

         Section 8.8.          Transactions with Affiliates............................................71

         Section 8.9.          Restrictions on Subsidiary Distributions; No New Negative Pledge........72

         Section 8.10.         Modification of Constituent Documents...................................72

         Section 8.11.         Accounting Changes; Fiscal Year.........................................72

         Section 8.12.         Margin Regulations......................................................72

         Section 8.13.         Operating Leases; Sale/Leasebacks.......................................73

         Section 8.14.         No Speculative Transactions.............................................73

         Section 8.15.         Compliance with ERISA...................................................73

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
                                                                                                      ----
         Section 8.16.         Environmental...........................................................73

         Section 8.17.         Chapter 11 Claims; Payment of Prepetition Claims........................73

         Section 8.18.         The Orders..............................................................73

ARTICLE IX            Events Of Default................................................................74

         Section 9.1.          Events of Default.......................................................74

         Section 9.2.          Remedies................................................................76

         Section 9.3.          Actions in Respect of Letters of Credit.................................76

         Section 9.4.          Rescission..............................................................77

ARTICLE X             Guaranty.........................................................................77

         Section 10.1.         The Guaranty............................................................77

         Section 10.2.         Nature of Liability.....................................................77

         Section 10.3.         Independent Obligation..................................................78

         Section 10.4.         Authorization...........................................................78

         Section 10.5.         Reliance................................................................79

         Section 10.6.         Subordination...........................................................79

         Section 10.7.         Waiver..................................................................79

         Section 10.8.         Limitation on Enforcement...............................................80

ARTICLE XI            Security.........................................................................80

         Section 11.1.         Security................................................................80

         Section 11.2.         Perfection of Security Interests........................................82

         Section 11.3.         Rights of Lenders; Limitations on Lenders' Obligations..................83

         Section 11.4.         Covenants of the Loan Parties with Respect to Collateral................84

         Section 11.5.         Performance by Agent of the Loan Parties' Obligations...................88

         Section 11.6.         Limitation on Administrative Agent's Duty in Respect of Collateral......88

         Section 11.7.         Remedies; Rights Upon Default...........................................88

         Section 11.8.         The Administrative Agent's Appointment as Attorney-in-Fact..............90

         Section 11.9.         Modifications...........................................................92

ARTICLE XII           The Administrative Agent; the Other Agents; The Arranger.........................93

         Section 12.1.         Authorization and Action................................................93

         Section 12.2.         Administrative Agent's Reliance, Etc....................................93

         Section 12.3.         The Administrative Agent Individually...................................94

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
                                                                                                      ----
         Section 12.4.         Lender Credit Decision..................................................94

         Section 12.5.         Indemnification.........................................................94

         Section 12.6.         Successor Administrative Agent..........................................95

         Section 12.7.         The Syndication Agent and the Arranger..................................95

ARTICLE XIII          Miscellaneous....................................................................95

         Section 13.1.         Amendments, Waivers, Etc................................................95

         Section 13.2.         Assignments and Participations..........................................97

         Section 13.3.         Costs and Expenses......................................................99

         Section 13.4.         Indemnities............................................................100

         Section 13.5.         Limitation of Liability................................................101

         Section 13.6.         Right of Set-off.......................................................101

         Section 13.7.         Sharing of Payments, Etc...............................................102

         Section 13.8.         Notices, Etc...........................................................102

         Section 13.9.         No Waiver; Remedies....................................................104

         Section 13.10.        Binding Effect.........................................................104

         Section 13.11.        Governing Law..........................................................104

         Section 13.12.        Submission to Jurisdiction; Service of Process.........................104

         Section 13.13.        Waiver of Jury Trial...................................................105

         Section 13.14.        Marshaling; Payments Set Aside.........................................105

         Section 13.15.        Section Titles.........................................................105

         Section 13.16.        Execution in Counterparts..............................................105

         Section 13.17.        Entire Agreement.......................................................105

                                TABLE OF CONTENTS
                                   (CONTINUED)

SCHEDULES

 Schedule I          -     Revolving Credit Commitments
 Schedule II         -     Applicable Lending Offices and Addresses for Notices
 Schedule 4.1        -     Licenses
 Schedule 4.2        -     Consents
 Schedule 4.3        -     Ownership of Subsidiaries
 Schedule 4.6        -     Litigation
 Schedule 4.7        -     Taxes
 Schedule 4.10       -     Defaults
 Schedule 4.14       -     Labor Matters
 Schedule 4.15       -     List of Plans
 Schedule 4.16       -     Environmental Matters
 Schedule 4.18       -     Real Property
 Schedule 4.20       -     Approved Deposit Accounts and Control Accounts
 Schedule 4.22       -     Pledged Collateral
 Schedule 4.23       -     Material Intellectual Property
 Schedule 8.1        -     Existing Indebtedness
 Schedule 8.2        -     Existing Liens
 Schedule 8.3        -     Existing Investments
 Schedule 11.1       -     Commercial Tort Claims
 Schedule 8.13       -     Pole Provider Agreements

EXHIBITS

Exhibit A            -     Form of Assignment and Acceptance
Exhibit B            -     Form of Revolving Credit Note
Exhibit C            -     Form of Notice of Borrowing
Exhibit D            -     Form of Letter of Credit Request
Exhibit E-1          -     Form of Legal Opinion of Willkie Farr & Gallagher
Exhibit E-2          -     Form of Legal Opinion of Winstead Sechrest & Minick
Exhibit F            -     Form of Interim Order
Exhibit G            -     Form of Deposit Account Control Agreement
Exhibit H            -     Form of Control Account Agreement
Exhibit I            -     Form of Pledge Amendment
Exhibit J            -     Form of Notice of Conversion or Continuation

                  SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT, dated as of November 13, 2001, by and among CLASSIC CABLE, INC., a Delaware corporation, as debtor and debtor in possession (the "Borrower"), CLASSIC COMMUNICATIONS, INC., a Delaware corporation and the parent company of the Borrower, as debtor and debtor in possession (the "Parent Guarantor"), the Subsidiaries (as defined below) of the Parent Guarantor listed on the signature pages hereof as guarantors, as debtors and debtors in possession (the "Subsidiary Guarantors" and collectively with the Parent Guarantor, the "Guarantors"), the Lenders (as defined below), the Issuers (as defined below), GOLDMAN SACHS CREDIT PARTNERS L.P., ("GSCP"), as administrative agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as lead arranger (in such capacity, the "Arranger") and syndication agent for the Lenders and the Issuers (in such capacity, the "Syndication Agent").

                                   WITNESSETH:

                  WHEREAS, on November 13, 2001, (the "Petition Date"), the Borrower and the Guarantors each filed a voluntary petition for relief (collectively, the "Cases") under chapter 11 of title 11 of the United State Code (or any successor legislation thereto), as amended from time to time (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

                  WHEREAS, as of the date hereof, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors in possession under sections 1107 and 1108 of the Bankruptcy Code; and

                  WHEREAS, the Borrower has requested that the Lenders and the Issuers provide a secured super-priority revolving credit and letter of credit facility of up to $30,000,000 in order to fund the continued operation of the Borrower's and the Guarantors' businesses; and

                  WHEREAS, the Lenders and the Issuers are willing to make available to the Borrower such post-petition loans and other extensions of credit upon the terms and subject to the conditions set forth herein;

                  WHEREAS, to provide security for the repayments of the Loans (as defined below), the reimbursement of any draft drawn under the Letters of Credit (as defined below) and the payment of the other Obligations (as defined below) of the Borrower and the Guarantors hereunder and under the other Loan Documents (as defined below), the Borrower and each Guarantor shall provide to the Administrative Agent and the Lenders, pursuant to this Agreement and the Orders (as defined below), the following (each as more fully described herein):

                    (a) with respect to the Obligations of the Borrower
               hereunder, and the guarantee obligations of the Guarantors hereunder in respect thereof, an allowed administrative expense claim in each of the Cases, as applicable, pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code

                    (b) a perfected, first-priority Lien (as defined below),
               pursuant to section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property (including (i) real and tangible personal property subject to Liens or security interests which may be avoided pursuant to the Bankruptcy Code, but only to the extent so avoided and (ii) to the extent set forth in the Final Order (as defined below), any avoidance actions arising under the Bankruptcy Code) of the Borrower and the Guarantors and all cash and Cash Equivalents (as defined below) in the Cash Collateral Account (as defined below);

                    (c) a perfected, second-priority Lien, pursuant to section
               364(c)(3) of the Bankruptcy Code, upon all of the property of the Borrower and the Guarantors that is subject to Liens permitted by this Agreement, junior to such permitted Liens (except as otherwise provided herein and in the Orders); and

                    (d) a perfected, first-priority, priming Lien, pursuant to section 364(d)(1) of the Bankruptcy Code, upon all of the property of the Borrower and the Guarantors that is subject to the Liens securing the Prepetition Obligations, which Liens in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Liens securing the Prepetition Obligations and to any Liens granted after the Petition Date to provide adequate protection in respect thereof;

subject and subordinate in each case with respect to subparagraphs (a) through
(d) above, only to (A) the Carve-Out (as defined below), (B) Liens respecting prepetition Claims entitled to be perfected after the Petition Date (e.g., ad valorem taxes) pursuant to section 362(b)(18) of the Bankruptcy Code not exceeding $250,000 in the aggregate, (C) Liens perfected (but not granted) after the Petition Date pursuant to section 546(b) of the Bankruptcy Code, (D) Liens permitted by this Agreement pursuant to Section 8.2(d) or (e) and (E) valid, perfected, non-avoidable Liens existing as of the Petition Date (other than the Liens of, or for the benefit of, the Prepetition Lenders granted pursuant to the Prepetition Loan Documents). The items specified clauses (A) through (E) above being referred to herein as the "Superior Liens".

                  WHEREAS, pursuant to the Orders, the Prepetition Agent (as defined below) and the Prepetition Lenders (as defined below) have been granted replacement Liens and other adequate protection in connection with the Prepetition Obligations, including (a) payment in full by the Borrower of all accrued and unpaid interest with respect to the Prepetition Credit Agreement (as defined below) outstanding on the Petition Date and (b) payment by the Borrower of all interest, at the applicable non-default rate, payable under the Prepetition Credit Agreement accruing during the period from and after the Petition Date, subject to the rights of the Prepetition Agent and each of the Prepetition Lenders to assert a right to payment of interest accrued on the Prepetition Obligations after the Petition Date at the Prepetition Default Rate;

                  WHEREAS, each of the Guarantors has agreed to guaranty the obligations of the Borrower hereunder and each of the Borrower and the Guarantors has agreed to secure its obligations to the Lenders and the Issuers hereunder with, inter alia, security interests in, and Liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Pledged Collateral" means all shares of, limited and/or general Partnership interests in, and LLC interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (a) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (b) any issuer of Pledged Stock, any Partnership or any LLC that is acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such Indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

                  "Adequate Protection Obligations" means all obligations and liabilities of the Borrower and the Guarantors to the Prepetition Agent and the Prepetition Lenders in respect of adequate protection granted pursuant to the Orders.

                  "Administrative Agent" has the meaning specified in the preamble hereof.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Secured Super-Priority Debtor In Possession Revolving Credit Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office, in the case of a Base Rate Loan, and its Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means with respect to the Loans maintained as (a) Base Rate Loans, a rate equal to 2.50% per annum and (b) Eurodollar Rate Loans, a rate equal to 4.50% per annum.


                  "Applicable Unused Commitment Fee Rate" means a rate equal to 0.75% per annum.


                  "Approved Deposit Account" means a Deposit Account maintained by any Grantor with a Deposit Account Bank which account is the subject of an effective Deposit Account Control Agreement or is subject to a Lien in favor of the Lenders granted pursuant to the Orders, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Approved Deposit Account.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Control Account Agreement.

                  "Arranger" has the meaning specified in the preamble hereof.

                  "Asset Sale" has the meaning specified in Section 8.4.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

                  "Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Credit Commitments in effect at such time and (ii) the Budgeted Amount at such time minus (b) the aggregate Revolving Credit Outstandings at such time.

                  "Bankruptcy Code" has the meaning specified in the recitals to this Agreement.

                  "Bankruptcy Court" has the meaning specified the recitals to this Agreement or shall mean any other court having competent jurisdiction over the Cases.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of: (a) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time as the Administrative Agent's base rate; and (b) the sum of (i) 0.5% per annum plus
(ii) the Federal Funds Rate.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Borrower" has the meaning specified in the preamble hereof.

                  "Borrower's Professionals" means all Persons retained or engaged by any Loan Party as "professional persons" within the meaning of section 327 of the Bankruptcy Code.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Budget" has the meaning specified in Section 6.1(e).

                  "Budgeted Amount" means, for a given period, the amount set forth below for such period, plus an amount equal to the cumulative amount of payments actually made by the Loan Parties to "critical vendors" beginning on the Petition Date through the relevant date of calculation of the Budgeted Amount pursuant to the terms of this Agreement; provided, however, that the amounts set forth below for the months of November 2002, December 2002 and January 2002 shall be subject to increase based on the Extension Budget to be delivered pursuant to Section 6.1(e), but in no event shall be reduced below the lesser of (a) the sum of (i) the aggregate amount of Revolving Credit Outstandings on the 12-month anniversary of the Closing Date plus (ii) the amount of the extension fee payable by the Borrower pursuant to Section 2.10(f) and (b) the amount available for October 2002:

       Date                      Amount
       ----                      ------
 PRE-EXTENSION DATE:

    November 2001              $ 6,600,000
    December 2001              $ 8,100,000
     January 2002              $15,600,000
    February 2002              $16,700,000
      March 2002               $17, 00,000
      April 2002               $17,400,000
       May 2002                $17,600,000
      June 2002                $17,100,000
      July 2002                $19,400,000
     August 2002               $19,200,000
    September 2002             $19,600,000
     October 2002              $20,200,000

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest and operating expenses capitalized during the construction or improvement of property, plant or equipment.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Carve-Out" means an amount not exceeding $1,750,000 in the aggregate, which amount may be used by the Borrower after the occurrence and during the continuance of a Default or an Event of Default, notwithstanding the Administrative Agent's security interests for the benefit of the Secured Parties in the Collateral and the Administrative Agent's rights and super-priority claims hereunder, to pay fees or expenses incurred by the Borrower constituting
(a) allowances of compensation for services rendered or reimbursement or expenses awarded by the Bankruptcy Court under sections 330 and 331 of the Bankruptcy Code or otherwise to Borrower's Professionals, (b) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under section 105(a), 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Cases by the Committee or any examiner appointed in accordance with section 1104 of the Bankruptcy Code other than an examiner of the type referred to in Section 9.1(l), (c) fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a) of title 28 of the United States Code and (d) the actual, necessary expenses, other than compensation, and reimbursement pursuant to section 503(b)(4) of the Bankruptcy Code, incurred by a member of the Committee (but excluding fees and expenses of third-party professional Persons employed by individual Committee members), if such expenses are incurred in the performance of the duties of the Committee and are allowed by the Bankruptcy Court; provided, however, that (x) the amount of such fees and expenses specified in clause (d) above shall not exceed $50,000 (in addition to compensation awarded on a monthly or other interim basis in accordance with an order of the Bankruptcy Court prior to the occurrence of a Default or an Event of Default (whether or not paid)) and (y) such dollar limitation on fees and disbursements shall not be reduced by the amount of any compensation and reimbursement of expenses paid prior to the occurrence of a Default or an Event of Default in respect of which the Carve-Out is invoked or any fees, expenses, indemnities or other amounts paid to the Administrative Agent, the Lenders and their respective attorneys and agents under this Agreement or otherwise; and provided, further, that in no event shall there be paid from proceeds of the Agreement any fees or expenses incurred in challenging the Liens or claims of the Prepetition Agent or the Prepetition Lenders, although, subject to the Carve-Out, the professionals for the Committee may be paid (to the extent allowed by an order of the Bankruptcy Court) fees and expenses in analyzing such Liens or Claims.

                  "Cash Collateral" means "cash collateral" as defined in
section 363(a) of the Bankruptcy Code.

                  "Cash Collateral Account" means any Deposit Account or Securities Account established by the Administrative Agent in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided herein.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which (i) at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's") or (ii) have combined capital and surplus of at least $500,000,000, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (d) repurchase agreements entered into by the Borrower with a Lender or any commercial bank of the type referred to in clause (b) above for direct obligations issued or fully guaranteed by the United States of America maturing within 365 days and, except for repurchase agreements having a term of not more than seven days, in which the Administrative Agent shall have a valid and perfected first-priority security interest (subject to no other Liens);

provided that each such repurchase agreement shall have a fair market value of at least 100% of the amount of the repurchase obligations thereunder on the date of the purchase thereof and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 25% or more of the issued and outstanding Voting Stock of the Parent Guarantor or the Borrower; or (b) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor or the Borrower (together with any new directors whose election by the board of directors of the Parent Guarantor or the Borrower, as the case may be, or whose nomination for election by the stockholders of the Parent Guarantor or the Borrower, as the case may be, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "Claim" has the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

                  "Closing Date" means the first date on which any Loan is made or Letter of Credit is issued.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" has the meaning specified in Section 11.1.

                  "Committee" means the official statutory committee of unsecured creditors approved in the Cases pursuant to section 1102 of the Bankruptcy Code.

                  "Compliance Certificate" has the meaning specified in Section 6.1(d).

                  "Concentration Account" has the meaning specified in Section 7.11(d).

                  "Confirmation Order" means an order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary (other than a Subsidiary Guarantor) of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "Constituent Documents" means, with respect to any Person, (a) the articles or certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contracts" means, with respect to any Loan Party, any and all "contracts", as such term is defined in Article 1 of the UCC, of such Loan Party.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Agreement or is subject to a Lien in favor of the Lenders granted pursuant to the Orders, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "Control Account Agreement" means a letter agreement, substantially in the form of Exhibit H (with such changes as may be agreed to by the Administrative Agent), executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary.

                  "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                    (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                    (b) Liens of landlords arising by statute and Liens of
               suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                    (c) deposits made in the ordinary course of business in
               connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations and surety, stay, appeal, customs or performance bonds or similar obligations, in each case in the ordinary course of business;

                    (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

                    (e) encumbrances arising under leases or subleases of Real
               Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property; and

                    (f) financing statements of a lessor's rights in and to
               personal property leased to such Person in the ordinary course of such Person's business.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Deposit Account Bank" means a financial institution selected or approved by the Administrative Agent where the Borrower maintains an Approved Deposit Account.

                  "Deposit Account Control Agreement" means a letter agreement, substantially in the form of Exhibit G (with such changes as may be agreed to by the Administrative Agent), executed by the Grantor, the Administrative Agent and the relevant Deposit Account Bank.

                  "Disclosure Documents" means, collectively, (a) the Form 10-K for the year ended December 31, 2000 filed by the Borrower with the SEC, as amended from time to time through the Petition Date; and (b) the Form 10-Q for the Fiscal Quarter ended September 30, 2001, filed by the Borrower with the SEC, as amended from time to time through the Petition Date.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as it may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus
(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) capitalized costs, including capitalized operating expenses and capitalized selling, general and administrative expenses, (vi) professional fees incurred in connection with the Cases and (vii) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.

                  "Effective Date" means the date upon which a plan of reorganization in the Cases becomes effective.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; or (b)(i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $100,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower; or (iii) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000; provided that in the case of clause (b)(i), (ii) and
(iii), any such Person shall be a Prepetition Lender or any Affiliate or Approved Fund of such Prepetition Lender.

                  "Entry Date" means the date of the entry of the Final Order.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and
Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

                  "ERISA Event" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the

Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as it may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extension Budget" has the meaning specified in Section
6.1(e).

                  "Extension Date" means the 15-month anniversary of the Closing Date; provided that (a) such Extension Date is (i) requested by the Borrower and
(ii) is approved by the Requisite Lenders and (b) the Administrative Agent, for the benefit of the Lenders consenting to the Extension Date, receives the extension fee described in Section 2.10(f).

                  "Extension Period" means the period of time beginning on the 12-month anniversary of the Closing Date and ending on the Extension Date.

                  "Facility" means the Revolving Credit Commitments and the provisions herein related to the Loans and Letters of Credit.

                  "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Final Order" means an order of the Bankruptcy Court pursuant to section 364 of the Bankruptcy Code (a) approving this Agreement and the other Loan Documents, (b) authorizing the incurrence by the Loan Parties of permanent post-petition secured and super-priority Indebtedness in accordance with this Agreement and (c) pursuant to section 363 of the Bankruptcy Code, authorizing the use of Cash Collateral of the Prepetition Lenders, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is in form and substance satisfactory to the Administrative Agent, the Arranger and the Requisite Lenders and substantially similar to the Interim Order.

                  "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

                  "First Day Orders" means all orders entered by the Bankruptcy Court on the Petition Date or within five (5) Business Days of the Petition Date or based upon motions filed on, or within three (3) Business Days after, the Petition Date.

                  "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve-month period ending on December 31.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Grantor" means the Borrower and each Guarantor.

                  "GSCP" has the meaning specified in the preamble hereof.

                  "Guarantors" has the meaning specified in the preamble hereof.

                  "Guaranty" means the guaranty of the Obligations of the Borrower made by the Guarantors pursuant to Article X of this Agreement.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Matters" has the meaning specified in Section
13.4.

                  "Indemnitees" has the meaning specified in Section 13.4.

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.15, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.15, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.15; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                         (i) if any Interest Period would otherwise end on a day
                    which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                         (ii) any Interest Period that begins on the last
                    Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                         (iii) the Borrower may not select any Interest Period
                    that ends after the Scheduled Termination Date;

                         (iv) the Borrower may not select any Interest Period in
                    respect of Loans having an aggregate principal amount of less than $1,000,000; and

                         (v) there shall be outstanding at any one time no more
                    than six Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Interim Facility" means that portion of the Facility made available to the Borrower prior to the Entry Date, as approved by the Interim Order.

                  "Interim Order" means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit F and otherwise in form and substance satisfactory to the Administrative Agent and the Arranger.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and
(d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issuer" means each Lender (a) in its capacity as an issuer of Letters of Credit hereunder, and the successors of each such Issuer in such capacity as provided in Section 2.3. or (b) that hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers. Any such Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuer, in which case the term "Issuer" will include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.3.

                  "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.3(e).

                  "Letter of Credit Request" has the meaning specified in
Section 2.3(c).

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing.

                  "LLC" means each limited liability company in which a Grantor has an interest.

                  "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Notes (if any), each Letter of Credit Reimbursement Agreement and the Collateral Documents, and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means the Borrower, each Guarantor and each other Subsidiary of the Parent Guarantor that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of any Loan Party or the Parent Guarantor and its Subsidiaries taken as a whole during the period from and after the Petition Date, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to this Agreement and the Orders, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor which is material to the business of the Borrower and the Guarantors taken as a whole.

                  "Maximum Credit" means, at any time, the lesser of (a) the Revolving Credit Commitments in effect at such time and (b) the Budgeted Amount at such time.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by any Loan Party after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (a) through (d) of Section 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition,
(ii) taxes paid or payable as a result thereof, (iii) reserves for post-closing adjustments in the purchase price with respect to any such Asset Sale, provided that, to the extent and at the time any such reserves are no longer required to be maintained by the Borrower or any Guarantor, such funds shall constitute Net Cash Proceeds, (iv) post-closing adjustments to the purchase price with respect to any Asset Sale in connection with any indemnification payments made by the Borrower or any Guarantor with respect thereto and (v) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable lien on the assets subject to such Asset Sale; provided, however, that the evidence of each of subclauses
(i), (ii), (iii), (iv) and (v) are provided to the Administrative Agent in form and substance satisfactory to it; or (b) Property Loss Event.

                  "Non-Consenting Lender" has the meaning specified in Section 13.1(c).

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d).

                  "Non-Stayed Order" means an order of the Bankruptcy Court which is in full force and effect, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned.

                  "Non-U.S. Lender" means any Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.15.

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

                  "Orders" means the Interim Order or the Final Order, as applicable.

                  "Other Taxes" has the meaning specified in Section 2.13(b).

                  "Parent Guarantor" has the meaning specified in the preamble hereof.

                  "Partnership" means each partnership in which a Grantor has an interest.

                  "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Prepetition Claim Payment" means a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date, which is made pursuant to the First Day Orders or any subsequent order of the Bankruptcy Court upon prior notice to the Lenders and a hearing; provided that (a) such First Day Orders are acceptable in form and substance to the Administrative Agent and the Arranger, (b) the aggregate amount paid to "critical vendors" shall not exceed $8,400,000 and (c) no such payment shall be made after the occurrence and during the continuance of a Default or an Event of Default.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Petition Date" has the meaning specified in the recitals to this Agreement.

                  "Plan of Reorganization" means a plan of reorganization filed by the Borrower and the Guarantors in the Cases.

                  "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

                  "Pledged LLC Interests" means all right, title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party.

                  "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 4.22, issued by the obligors named therein.

                  "Pledged Partnership Interests" means all right, title and interest of any Grantor as a limited and/or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party.

                  "Pledged Stock" means the shares of capital stock owned by each Grantor.

                  "Pole Provider Agreements" means (a) lease agreements whereby the Borrower or any of the Guarantors have leased certain rights of way or easements for the installation of poles in connection with the operation of its business and (b) licenses acquired by the Borrower or any of the Guarantors authorizing the attachment of cables, equipment and facilities to poles owned by third parties.

                  "Prepetition Agent" means the administrative agent under the Prepetition Credit Agreement in its capacity as such.

                  "Prepetition Collateral" means the "Collateral" as such term is defined in the Prepetition Credit Agreement.

                  "Prepetition Credit Agreement" means the Amended and Restated Credit Agreement, dated as of July 28, 1999, among the Borrower, the financial institutions party thereto time to time, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and Union Bank of California, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                  "Prepetition Default Rate" means the rate of interest calculated in accordance with Section 2.10(c) of the Prepetition Credit Agreement.

                  "Prepetition Lenders" means the financial institutions party to the Prepetition Credit Agreement in their capacity as such.

                  "Prepetition Loan Documents" means the "Loan Documents" as such term is defined in the Prepetition Credit Agreement.

                  "Prepetition Obligations" means the "Obligations" as such term is defined in the Prepetition Credit Agreement.

                  "Prepetition Secured Parties" means the parties secured by Liens granted under the Prepetition Loan Documents.

                  "Projections" has the meaning specified in Section 6.1(f).

                  "Property Loss Event" means any loss of or damage to property of the Parent Guarantor or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $1,000,000 or any taking of property of the Parent Guarantor or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000.

                  "Proposed Change" has the meaning specified in Section
13.1(c).

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations.

                  "Purchasing Lender" has the meaning specified in Section 13.7.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

                  "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Parent Guarantor or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Parent Guarantor or any of its Subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Register" has the meaning specified in Section 13.2(c).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Reinvestment Event" means any Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Property Loss Event to effect repairs and or to acquire replacement assets.

                  "Related Contract" means each security agreement, lease and other contract securing or otherwise relating to an Account.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than 51% of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, 51% of the aggregate Revolving Credit Outstandings.
A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of the Guarantors now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of the Guarantors now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any other Loan Party, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans owing to such Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Loans outstanding at such time plus
(b) the Letter of Credit Obligations outstanding at such time.

                  "Revolving Credit Termination Date" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.4 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

                  "Scheduled Termination Date" means the later of (a) the one-year anniversary of the Closing Date or (b) the Extension Date.

                  "SEC" means the U.S. Securities and Exchange Commission or any successor thereto.

                  "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "Secured Parties" means the Lenders, the Issuers, the Administrative Agent, each of their respective successors and assigns, and any other holder of any of the Obligations or of any other obligations under the Loan Documents, including the beneficiaries of each indemnification obligation undertaken by the Loan Parties and the Administrative Agent.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selling Lender" has the meaning specified in Section 13.7.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of the Borrower party to this Agreement.

                  "Superior Liens" has the meaning specified in the recitals hereto.

                  "Supermajority Lenders" means, collectively, Lenders having more than 66 2/3% of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, 66 2/3% of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Supermajority Lenders."

                  "Super-Priority Claim" means a claim, pursuant to section 364(c)(1) of the Bankruptcy Code, against any Loan Party in the Cases that is an administrative expense claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Syndication Agent" has the meaning specified in the preamble hereof.

                  "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.7(a).

                  "Taxes" has the meaning specified in Section 2.13(a).

                  "Tier 1 Subscribers" means all subscribers to one of the Loan Parties' cable systems listed on Schedule 5.1.

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Parent Guarantor any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all renewals thereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the other Secured Parties' security interest in any Collateral is governed by the

Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Unused Commitment Fee" has the meaning specified in Section 2.10(a).

                  "U.S. Trustee" means the United States Trustee for the District of Delaware.

                  "Vehicles" means all vehicles covered by a certificate of title law of any state.

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  "Working Capital" means, for any Person at any date, the amount by which the consolidated current assets of such Person at such date exceeds the consolidated current liabilities of such Person at such date.

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V or VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in
Article V or VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4. CERTAIN TERMS.

                  (a) The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Section, subsection or clause in this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Section, subsection or clause of, this Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  (e) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (f) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (g) The term "including" when used in any Loan Document means "including without limitation", except when used in the computation of time periods.

                  (h) The terms "Lender," "Issuer," "Administrative Agent" and "Secured Party" include their respective successors.

                  (i) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC, including the following which are capitalized herein:

                  "Account Debtor"
                  "Accounts"
                  "Chattel Paper"
                  "Commercial Tort Claim (if any)"
                  "Commodity Account"
                  "Commodity Intermediary"
                  "Deposit Account"
                  "Documents"
                  "Entitlement Holder"
                  "Entitlement Order"
                  "Equipment"
                  "Financial Asset"
                  "General Intangibles"
                  "Instruments"
                  "Inventory"

                  "Investment Property"
                  "Letter of Credit Right"
                  "Payment Intangible"
                  "Proceeds"
                  "Security"
                  "Securities Account"
                  "Securities Intermediary"
                  "Security Entitlement"

                                   ARTICLE II

                                  THE FACILITY

                  SECTION 2.1. THE REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such Loans made by such Lender such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan (a) to the extent that such Lender's Ratable Portion of the Revolving Credit Outstandings, after giving effect to such Loan, would exceed such Lender's Ratable Portion of the Budgeted Amount and (b) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Loans repaid may be reborrowed under this Section 2.1.

                  SECTION 2.2. BORROWING PROCEDURES.

                  (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans, and
(ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing") specifying (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing, (iii) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (iv) the initial Interest Period or Periods for any such Borrowing of Eurodollar Rate Loans, (v) the Available Credit (after giving effect to the proposed Borrowing) and (vi) the Budgeted Amount (after giving effect to the proposed Borrowing). The Loans shall be made as Base Rate Loans unless (subject to Section 2.16) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may not request more than one Borrowings per week.

                  (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.16(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 13.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date, but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3. LETTERS OF CREDIT.

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and five days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental
               Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                    (ii) such Issuer shall have received written notice from the
               Administrative Agent or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and
               3.2 is not then satisfied;

                    (iii) after giving effect to the issuance of such Letter of
               Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

                    (iv) after giving effect to the issuance of such Letter of
               Credit, the sum of (x) the Letter of Credit Undrawn Amounts at such time and (y) the Reimbursement Obligations at such time exceeds $5,000,000; or

                    (v) any fees due in connection with a requested issuance
               have not been paid.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit be less than five days prior to the Scheduled Termination Date.

                  (c) In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least three Business Days' prior written notice, in substantially the form of Exhibit D (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $50,000 (except with respect to the replacement of letters of credit issued pursuant to the Prepetition Credit Agreement and existing on the Petition Date, in which case there shall be no minimum stated amount), the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day) and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the requested issuance of such Letter of Credit.

                  (d) Subject to the satisfaction of the conditions set forth in this Section 2.3, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

                  (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (f) Each Issuer shall:

                    (i) give the Administrative Agent written notice (or
               telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender).

                    (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                    (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower schedules for Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

                  (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                  (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                    (i) any lack of validity or enforceability of any Letter of
               Credit or any Loan Document, or any term or provision therein;

                    (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                    (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                    (iv) any draft or other document presented under a Letter of
               Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                    (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (x) the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

                  SECTION 2.4. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS.

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Loans is made pursuant to Section 2.8(a) or would be required to be made had the outstanding Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

                  SECTION 2.5. REPAYMENT OF LOANS. The Borrower promises to repay the entire unpaid principal amount of the Loans and all accrued but unpaid interest thereon on the Scheduled Termination Date.

                  SECTION 2.6. EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each

Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.6 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms hereof and the other Loan Documents.

                  (d) Notwithstanding any other provision of this Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Loans of such Lender, substantially in the form of Exhibit B.

                  SECTION 2.7. OPTIONAL PREPAYMENTS.

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or in part; provided, however, that (i) if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.16(e), (ii) each partial prepayment of Loans shall be in an aggregate principal amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof and (iii) if the aggregate outstanding balance of Loans is less than $1,000,000, the Borrower may prepay the entire aggregate outstanding balance of Loans. Upon the giving of such notice of prepayment, the principal amount of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

                  SECTION 2.8. MANDATORY PREPAYMENTS.

                  (a) Upon receipt by the Borrower or any of the Guarantors of any Net Cash Proceeds, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds, provided, however, that, in the case of any Net Cash Proceeds arising from a Property Loss Event, the Borrower need not prepay the Loans (or provide cash collateral in respect of Letters of Credit) to the extent that such Net Cash Proceeds arise from insurance reimbursements or indemnity or contribution payments and are actually used to repair or replace the damaged or taken property within 180 days of the receipt of such Net Cash Proceeds and, pending application of such proceeds, the

Borrower has paid the same to the Administrative Agent to be held in a Cash Collateral Account designated by the Administrative Agent. Any such mandatory prepayment shall be applied in accordance with Section 2.8(b) below.

                  (b) Any prepayments made by the Borrower required to be applied in accordance with this Section 2.8(b) shall be applied as follows: first, to repay the outstanding principal balance of the Loans until such Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Loans required to be made pursuant to this Section 2.8(b) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.4(b).

                  (c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Maximum Credit at such time, the Borrower shall forthwith prepay the Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess.

                  (d) Except upon the occurrence and during the continuance of an Event of Default (in which case Section 2.11(g) shall apply), if the balance in the Concentration Account plus the balance in the Cash Collateral Account exceeds $6,000,000 in the aggregate (not including any proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) as of the close of business on any Business Day, the Borrower shall prepay the Obligations outstanding on the following Business Day in the amount equal to the difference between the aggregate balances in such accounts and $5,000,000. The amount prepaid pursuant to this Section 2.8(d) shall be applied on a daily basis first to the outstanding principal balance of the Loans until such Loans are paid in full and then to any other Obligations then due and payable. The prepayment of Loans pursuant to this Section 2.8(d) shall not result in a permanent reduction of the Commitments.

                  SECTION 2.9. INTEREST.

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

                    (i) if a Base Rate Loan or such other Obligation, at the
               greater of (A) 7.00% per annum and (B) a rate per annum equal to the sum of (x) the Base Rate as in effect from time to time, plus
               (y) the Applicable Margin; and

                    (ii) if a Eurodollar Rate Loan, at the greater of (A) 7.00%
               per annum and (B) a rate per annum equal to the sum of (x) the Eurodollar Rate determined for the applicable Interest Period, plus (y) the Applicable Margin in effect from time to time during such Interest Period.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan;
(ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears
(A) on the first day of each month during an Interest Period applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.9(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is 2.00% per annum in excess of the rate of interest applicable to such Loans or such other Obligations from time to time.

                  SECTION 2.10. FEES.

                  (a) Unused Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the first day of each calendar month, commencing on the first such day following the Closing Date, and (ii) on the Revolving Credit Termination Date.

                  (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                    (i) to the Administrative Agent for the account of each
               Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit, and (B) on the Revolving Credit Termination Date;

                    (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Loans that are Eurodollar Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit, and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand;

                    (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be; and

                    (iv) to The Chase Manhattan Bank, in its capacity as Issuer, a one-time, non-refundable issuer fee of $25,000 payable on the date the Interim Order is entered.

                  (c) Commitment Fees. The Borrower agrees to pay to each Lender a commitment fee equal to 2.50% of such Lender's Revolving Credit Commitment on the date the Interim Order is entered.

                  (d) Servicing Fee. The Borrower agrees to pay (i) to the Administrative Agent, a servicing fee equal to 0.25% of the initial Revolving Credit Commitments, and (ii) to the Arranger, a servicing fee equal to 0.25% of the initial Revolving Credit Commitments, each payable on the date the Interim Order is entered.

                  (e) Arrangement Fee. The Borrower agrees to pay to the Arranger an arrangement fee equal to the 0.75% of the initial Revolving Credit Commitments on the date the Interim Order is entered.

                  (f) Extension Fee. If the Extension is requested by the Borrower and permitted by the Lenders, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders consenting to the Extension Date, an extension fee equal to 0.50% of the initial Revolving Credit Commitments payable on the first day of the Extension Period.

                  (g) Anniversary Fee. The Borrower shall pay to the Administrative Agent for the benefit of the Lenders a fee equal to 0.50% of the initial Revolving Credit Commitments on the date that is the nine-month anniversary of the Closing Date.

                  SECTION 2.11. PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
Section 13.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.11, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.12, 2.13 or 2.16(c) or (e) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next succeeding Business Day.

                  (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If and to the extent any payment owed to the Administrative Agent or any Lender is not made when due, each Loan Party hereby authorizes the Administrative Agent and such Lender, subject to any notice period provided in the Orders, to setoff and charge any amount so due against any deposit account maintained by such Loan Party with the Administrative Agent or such Lender, whether or not the deposit therein is then due.

                  (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (f) Subject to the provisions of clause (g) of this Section
2.11 (and except as otherwise provided in Section 2.8), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower or any other Loan Party shall be applied first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and third, to be applied to the outstanding obligations of the Borrower under the Prepetition Credit Agreement and the other Prepetition Loan Documents. Payments in respect of Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

                  (g) Subject to the Carve-Out, after the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                    (i) first, to pay interest on and then principal of any
               portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                    (ii) second, to pay Obligations in respect of any expense
               reimbursements including fees and expenses in respect of cash management services or indemnities then due the Administrative Agent and the Arranger;

                    (iii) third, to pay Obligations in respect of any expense
               reimbursements or indemnities then due to the Lenders and the Issuers;

                    (iv) fourth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Arranger, the Lenders and the Issuers;

                    (v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                    (vi) sixth, to pay or prepay principal payments on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts,

                    (vii) seventh, to the ratable payment of all other
               Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through seventh, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through seventh of this Section 2.11(g) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or an Issuer or any other Person. The order of priority set forth in clauses first through fourth of this
Section 2.11(g) may be changed only with the prior written consent of the Administrative Agent and the Arranger in addition to the Requisite Lenders.

                  (h) At the option of the Administrative Agent, principal on the Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be paid from the proceeds of Loans. The Borrower hereby authorizes the Lenders to make Loans pursuant to Section 2.2(a), from time to time in such Lender's discretion, which are in the amounts of any and all interest, fees, expenses and other sums payable in respect of the Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Loans and to distribute the proceeds of such Loans to pay such amounts. The Borrower agrees that all Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

                  SECTION 2.12. CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty or governmental rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's, or any corporation controlling such Lender's, capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to be sent to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13. TAXES.

                  (a) Any and all payments by the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the applicable Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower or such Guarantor, as the case may be, shall make such deductions, (y) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the Borrower or such Guarantor, as the case may be, shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent, as the case may be, and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 13.8, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower or any of the Guarantors hereunder, the agreements and obligations of the Borrower or any such Guarantor contained in this Section 2.13 shall survive the payment in full of the Obligations.

                  (f) Prior to the Closing Date, in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender, in the case of each other Non-U.S. Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form; (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form; (iii) in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form; or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent shall have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent, as the case may be, shall withhold taxes from such payments at the applicable statutory rate and such Non-U.S. Lender shall not be entitled to the benefits of Section 2.13(a).

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14. SUBSTITUTION OF LENDERS. In the event that
(a)(i) any Lender makes a claim under Section 2.12 or Section 2.16(c), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.16(d), (iii) the Borrower is required to make any payment pursuant to Section 2.13 that is attributable to any Lender or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Administrative Agent may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clause (a)(i), (ii), (iii) or (iv)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not less than all (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claims), Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.14, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase, assignment and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through the effective date of the aforementioned Assignment and Acceptance), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated; provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                  SECTION 2.15. CONVERSION/CONTINUATION OPTION.

                  (a) The Borrower may elect (i) at any time, to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit J hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.16. If, within the time period required under the terms of this Section 2.15, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.16. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
(i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.16(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make, Eurodollar Rate Loans shall thereupon be restored.

                  (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for a Borrowing, a conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.2 or Section 2.15, as applicable, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including any mandatory prepayment made pursuant to Section 2.8) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in
Section 2.16(d) or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make the Loans requested by the Borrower to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date are subject to the satisfaction of all of the following conditions precedent:

                  (a) Interim Order. The Bankruptcy Court shall have entered the Interim Order, which (i) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Administrative Agent, (ii) shall contain the approval of this Agreement and the other Loan Documents to which any Loan Party is a party to and the transactions contemplated hereby and thereby and granting the Super-Priority Claim status and the Liens described in
Section 11.1 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of section 364(e) of the Bankruptcy Code, (iii) shall provide, as adequate protection for the Prepetition Lenders, that (A) all accrued and unpaid interest due and payable to the Prepetition Lenders under the terms of the Prepetition Credit Agreement prior to the Petition Date be paid on the Petition Date to the Prepetition Lenders at the Prepetition Default Rate and (B) all interest that accrues on the Prepetition Obligations after the Petition Date shall be payable in accordance with the terms of the Prepetition Credit Agreement at the applicable non-default rate,
(iv) shall provide, as adequate protection for the Prepetition Lenders, the Prepetition Agent with replacement Liens for the benefit of itself and the Prepetition Lenders on (A) all assets of the Borrower and the Guarantors securing the Prepetition Obligations and (B) any assets of the Borrower and the Guarantors that secure the Obligations, but which do not secure the Prepetition Obligations, (v) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (vi) shall be in full force and effect and (vii) shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                  (b) First Day Orders. All First Day Orders shall be in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, which First Day Orders shall include an order providing for the continuation and, to the extent necessary, modification of the cash management system of the Parent Guarantor and its Subsidiaries existing on the Petition Date and shall include the requirement that the Parent Guarantor and its Subsidiaries concentrate funds on a daily basis in a concentration account.

                  (c) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel, and in sufficient copies for each Lender:

                    (i) this Agreement, duly executed and delivered by each of the Loan Parties and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

                    (ii) upon the reasonable request of the Administrative
               Agent, copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral (except for those which shall be terminated on the Closing Date or with respect to any collateral securing the Prepetition Obligations or with respect to Liens permitted by this Agreement);

                    (iii) (A) share certificates representing all certificated
               Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank, as the Administrative Agent may require;

                          (B) instruments representing such of the Notes pledged
               pursuant to this Agreement as shall be requested by the Administrative Agent, in each case duly endorsed in favor of the Administrative Agent or in blank;

                    (iv) upon the reasonable request of the Administrative
               Agent, Control Account Agreements from (A) all Securities Intermediaries with respect to all Securities Accounts and Securities Entitlements of each Loan Party and (B) all futures commission agents and clearing houses with respect to all commodities contracts and Commodities Accounts held by each Loan Party;

                    (v) upon the reasonable request of the Administrative Agent,
               Deposit Account Control Agreements, duly executed by the appropriate Loan Party and Deposit Account Bank, with respect to such Deposit Accounts of the Borrower and the Guarantors; (vi) a favorable opinion of each of Willkie Farr & Gallagher and Winstead Sechrest & Minick, counsel to the Loan Parties, in substantially the forms of Exhibit E-1 and Exhibit E-2, respectively, addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

                    (vii) a copy of the articles or certificate of incorporation
               (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                    (viii) a certificate of the Secretary or an Assistant
               Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
               (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                    (ix) a certificate of a Responsible Officer of the Borrower to the effect that the condition set forth in Section 3.2(b) has been satisfied;

                    (x) evidence satisfactory to the Administrative Agent of the receipt of the consents, authorizations and approvals, and the making of the filings, listed on Schedule 4.2;

                    (xi) the Budget;

                    (xii) the Projections for the 13-week period beginning on
               the Monday immediately prior to the Closing Date; and

                    (xiii) such other certificates, documents, agreements and
               information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (d) Fees and Expenses Paid. There shall have been paid to (i) the Administrative Agent, for the account of the Administrative Agent, the Arranger and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) and (ii) to GSCP, or its designee, for the account of the syndication agent and lead arranger and/or the Prepetition Agent under the Prepetition Credit Agreement and the Prepetition Lenders, (x) all accrued and unpaid interest payable on the Prepetition Obligations and (y) all fees and expenses

(including reasonable fees and expenses of counsel and financial advisors) required to be paid to the Prepetition Agent and/or the syndication agent and lead arranger under the Prepetition Credit Agreement and the Prepetition Lenders, in each case due and payable as provided in the Interim Order.

                  (e) Syndication. The Arranger shall have syndicated the Commitments hereunder to one or more financial institutions to its satisfaction, which shall be evidenced by its due execution and delivery of this Agreement.

                  SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to issue any Letter of Credit are subject to the satisfaction of all of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit. With respect to (i) any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing and (ii) any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

                  (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Borrowing or issuance of such Letter of Credit, both before and after giving effect thereto and, in the case of any Borrowing, to the application of the proceeds therefrom:

                    (i) The representations and warranties set forth in Article
               IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                    (ii) no Default or Event of Default shall have occurred and be continuing.

                  (c) Maximum Credit. After giving effect to the Loan or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Revolving Credit Obligations shall not exceed the Maximum Credit at such time.

                  (d) No Legal Impediments. The making of the Loans or the issuance of such Letters of Credit on such date does not violate any Requirement of Law on the date of or immediately following the making of such Loan or issuance of such Letter of Credit and is not temporarily, preliminarily or permanently enjoined.

                  (e) Bankruptcy Court Approval. (i) The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect without the prior written consent of the Administrative Agent and the Requisite Lenders or (ii)(A) if the date of such Loan or issuance of such Letter of Credit, as the case may be, is more than 45 days after the Petition Date or (B) the amount of such Loan or Letter of Credit Obligation, as the case may be, when added to the aggregate amount of Loans and Letter of Credit Obligations outstanding on such date, would exceed the maximum amount authorized under the Interim Order, the Final Order shall (x) be certified by the Clerk of the Bankruptcy Court as having been duly entered,
(y) be in full force and effect and (z) shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.

                  (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants as to itself and as to each other Loan Party, and each other Loan Party represents and warrants as to itself, to the Lenders, the Issuers and the Administrative Agent that, on and as of the Closing Date, after giving effect to the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i):

                  SECTION 4.1. VALID EXISTENCE; COMPLIANCE WITH LAW. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be likely to have a Material Adverse Effect, (c) except as set forth in Schedule 4.1, has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) Except as set forth in Schedule 4.1, is in compliance with all applicable Requirements of Law, except where the failure to be in compliance in the aggregate would not reasonably be likely to have a Material Adverse Effect and (f) except as set forth in Schedule 4.1, has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 4.2. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, including the obtaining of the Loans and the creation and perfection of the Liens on the Collateral as security therefor:

                    (i) are, subject to the entry of the Orders, within such
               Loan Party's corporate, limited liability company, partnership or other powers;

                    (ii) have been or, at the time of delivery thereof pursuant to Article III will have been, duly authorized by all necessary corporate, partnership, limited liability company or other action, including the consent of shareholders, partners or members where required;

                    (iii) subject to the entry of the Orders, do not and will
               not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board) or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to this Agreement and the Orders and other than replacement Liens securing the Prepetition Obligations as adequate protection granted pursuant to the Orders; and

                    (iv) do not require the consent of, authorization by,
               approval of, notice to or filing or registration with any Governmental Authority or any other Person, other than (A) those required to be given or made to the Bankruptcy Court and (B) those listed on Schedule 4.2 and which have been or will be obtained or made prior to the Closing Date, copies of which have been or will be delivered to the Administrative Agent pursuant to
               Section 3.1, and each of which on the Closing Date will be in full force and effect.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. Subject to the entry of the Orders, this Agreement is, and each of the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  SECTION 4.3. OWNERSHIP OF BORROWER; GUARANTORS.

                  (a) The authorized and outstanding capital stock of the Parent Guarantor is as set forth on Schedule 4.3. All of the outstanding capital stock of the Parent Guarantor and the Borrower has been validly issued and is fully paid and non-assessable and all of the outstanding Stock of the Borrower is owned beneficially and of record by the Parent Guarantor, free and clear of all Liens (other than any Liens in favor of the Secured Parties created by this Agreement, the Lien granted pursuant to Prepetition Loan Documents and the Orders). Except as set forth on Schedule 4.3, no Stock of the Parent Guarantor or the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Parent Guarantor or the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Parent Guarantor or the Borrower, as the case may be, or any agreement restricting the transfer or hypothecation of any such shares of Stock.

                  (b) Set forth on Schedule 4.3 hereto is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Parent Guarantor and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number of shares of each such class of Stock outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class of Stock owned (directly or indirectly) by the Parent Guarantor. No Stock of any Subsidiary of the Parent Guarantor is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Parent Guarantor owned (directly or indirectly) by the Parent Guarantor has been validly issued and is fully paid and non-assessable and is owned by the Parent Guarantor, or a Subsidiary of the Parent Guarantor, free and clear of all Liens (other than the Liens in favor of the Secured Parties created pursuant to this Agreement and the Orders and the Liens granted pursuant to the Prepetition Loan Documents). Neither the Parent Guarantor nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and the Prepetition Loan Documents. The Parent Guarantor does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

                  SECTION 4.4. FINANCIAL STATEMENTS.

                  (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all certified by PricewaterhouseCoopers LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2001, and said statements of income, retained earnings and cash flows for the nine months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or is permitted by this Agreement.

                  (c) The Budget and the Extension Budget, as the case may be, have been prepared by the Borrower in light of the past operations of its business, and reflect projections of the sources and uses of cash for the 12-month or 3-month period, as the case may be, covered thereby. The Budget and the Extension Budget, as the case may be, is based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

                  SECTION 4.5. MATERIAL ADVERSE CHANGE. Other than the events previously disclosed to the Lenders that required the Borrower and the Guarantors to file the Cases and the filing of the Cases themselves, since the Petition Date, there has been no Material Adverse

Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  SECTION 4.6. LITIGATION. Other than the Cases and except as set forth on Schedule 4.6, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Parent Guarantor or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate would not reasonably be likely to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

                  SECTION 4.7. TAXES.

                  (a) Except as set forth on Schedule 4.7, all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been timely filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate, as the case may be, in conformity with GAAP. Except as set forth on Schedule 4.7, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates for their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

                  (b) Except as set forth on Schedule 4.7, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

                  SECTION 4.8. FULL DISCLOSURE.

                  (a) The information prepared or furnished by or on behalf of any Loan Party in connection with this Agreement or the consummation of the financing taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Parent Guarantor and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

                  (b) The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

                  SECTION 4.9. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Federal Reserve Board) and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

                  SECTION 4.10. NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

                  (a) Neither the Parent Guarantor nor any of its Subsidiaries
(i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

                  (b) Other than defaults resulting solely from the filing of the Cases or as set forth on Schedule 4.10, neither the Parent Guarantor nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to the any Loan Party or any Subsidiary of a Loan Party the compliance with which by such Loan Party or Subsidiary would have a Material Adverse Effect.

                  SECTION 4.11. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party or any Subsidiary of a Loan Party is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

                  SECTION 4.12. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) to fund post-petition operating expenses of the Loan Parties incurred in the ordinary course of business, (b) to pay certain other costs and expenses of administration of the Cases to be specified in writing to the Administrative Agent (including by notice of application for Orders), (c) to pay all interest and fees accrued and unpaid on the Petition Date that are due and payable under the Prepetition Loan Documents, (d) to pay interest accruing after the Petition Date on the Prepetition Obligations when such interest is due and payable under the terms of the Prepetition Credit Agreement, (e) for Working Capital, Capital Expenditures and other general corporate purposes of the Loan Parties not in contravention of any Requirement of Law or the Loan Documents and (f) as long as no Default or Event of Default has occurred and is continuing, to pay certain Permitted Prepetition Claim Payments. The Borrower shall use the entire amount of the proceeds of each Advance in accordance with this Section 4.12; provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and provided further, however, that the Borrower shall not use the proceeds from any Loans made or Letters of Credit issued for any purpose that is prohibited under the Bankruptcy Code.

                  SECTION 4.13. INSURANCE. All policies of insurance of any kind or nature of the Loan Parties and all Subsidiaries thereof, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Loan Parties or any Subsidiary thereof has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

                  SECTION 4.14. LABOR MATTERS.

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any of the Loan Parties, other than those which in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened against or involving any of the Loan Parties or any Subsidiaries thereof, nor are there any arbitrations or grievances threatened involving any such Loan Party or Subsidiary, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, would not reasonably be likely to have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.14, as of the Closing Date, there is no collective bargaining agreement covering any of the employees of the Loan Parties or any Subsidiaries thereof.

                  (d) Schedule 4.14 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Loan Parties and their respective Subsidiaries.

                  SECTION 4.15. ERISA.

                  (a) Schedule 4.15 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which any of the Loan Parties or any of their respective Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of any of the Loan Parties or any of their respective Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (c) Each Title IV Plan of any of the Loan Parties or any Subsidiary thereof is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (d) Other than the Cases, there has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

                  (e) Except to the extent set forth on Schedule 4.15, none of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

                  SECTION 4.16. ENVIRONMENTAL MATTERS.

                  (a) The operations of each of the Loan Parties and each of their respective Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (b) None of the Loan Parties or any of their respective Subsidiaries or any Real Property currently or, to the knowledge of the Loan Parties, previously owned, operated or leased by any such Loan Party or Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (c) Except as disclosed on Schedule 4.16, none of the Loan Parties or any of their respective Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog.

                  (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by any of the Loan Parties or any of their respective Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of any of the Loan Parties or any of their respective Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

                  (f) Each Loan Party and each Subsidiary thereof has provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Loan Parties and their respective Subsidiaries or any of their respective Real Property that are in the possession, custody or control of the Loan Parties or any of their respective Subsidiaries.

                  SECTION 4.17. INTELLECTUAL PROPERTY. The Loan Parties and their respective Subsidiaries own or license or otherwise have the right to use all Intellectual Property and other intellectual property rights that are necessary for the operations of their respective businesses, without, to the best of the Borrower's knowledge, infringing upon or conflicting with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any of the Loan Parties or any of their respective Subsidiaries, except to the extent such infringement or conflict would not reasonably be likely to have a Material Adverse Effect. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any of the Loan Parties or any of their respective Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except to the extent that the same would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 4.18. TITLE; REAL PROPERTY.

                  (a) Subject to the provisions of the Bankruptcy Code, each Loan Party and each of their respective Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under
Section 8.2. Subject to the provisions of the Bankruptcy Code, the Loan Parties and their respective Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Loan Parties' and their respective Subsidiaries' right, title and interest in and to all such property.

                  (b) Set forth on Schedule 4.18 hereto is a complete and accurate list of all material Real Property owned by the each Loan Party or any Subsidiary thereof showing as of the Closing Date the street address, county or other relevant jurisdiction, state, and record owner.

                  (c) As of the Closing Date, no portion of any material Real Property owned or leased by any Loan Party or any Subsidiary thereof has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property owned or leased by any Loan Party or any Subsidiary thereof is located in a special flood hazard area as designated by any federal Governmental Authority.

                  (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any of the Loan Parties or any of their respective Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which, in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

                  (e) None of the Loan Parties or any of their respective Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by any of the Loan Parties or any of their respective Subsidiaries or any part thereof, except those which, in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 4.19. SECURED, SUPER PRIORITY OBLIGATIONS.

                  (a) Subject to Section 11.1, on and after the Closing Date, the provisions of the Loan Documents and the Orders are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Orders) in all right, title and interest in the Collateral, enforceable against each Loan Party that owns an interest in such Collateral.

                  (b) Subject to Section 11.1, pursuant to section 364(c)(2) and
(3) of the Bankruptcy Code and the Orders, all amounts owing by the Borrower hereunder and by the Guarantors in respect thereof (including, without limitation, any exposure of a Lender or any of its Affiliates in respect of cash management or hedging transactions incurred on behalf of any Loan Party) will be secured by a first priority perfected Lien on the Collateral, subject and subordinate only to the Superior Liens.

                  (c) Subject to Section 11.1, pursuant to section 364(c) of the Bankruptcy Code and the Orders, all obligations of the Borrower and the obligations of the Guarantors under the Guaranty in respect thereof (including any exposure of a Lender in respect of cash management or hedging transactions incurred on behalf of any Loan Party) at all times will constitute allowed super-priority administrative expense claims in each of the Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, subject and subordinate only to the Carve-Out.

                  (d) Subject to Section 11.1, on the Petition Date, the Administrative Agent for the benefit of the Secured Parties will have a perfected, first-priority priming Lien, pursuant to section 364(d)(1) of the Bankruptcy Code and the Bankruptcy Code, upon all Property of the Borrower and the Guarantors that is subject to the Liens securing the Prepetition Obligations, which Liens in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Liens securing the Prepetition Obligations and to any Liens granted after the Petition Date to provide adequate protection in respect thereof;

                  (e) The Interim Order, once entered, and the Final Order, once entered, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.

                  SECTION 4.20. DEPOSIT ACCOUNTS; CONTROL ACCOUNTS. The only Deposit Accounts, Securities Accounts or Commodity Accounts maintained by any Grantor on the date hereof are those listed on Schedule 4.20, which sets forth such information separately for each Grantor.

                  SECTION 4.21. TITLE; NO OTHER LIENS. Except for the Liens granted to any of the Secured Parties pursuant to this Agreement, each Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder free and clear of any and all Liens (other than the Liens permitted by this Agreement, the Liens of, or for the benefit of, the Prepetition Lenders pursuant to the Prepetition Loan Documents and the replacement Liens granted to the Prepetition Agent for the benefit of itself and the Prepetition Lenders as adequate protection pursuant to the Orders).

                  SECTION 4.22. PLEDGED COLLATERAL.

                  (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Grantor constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4.22.

                  (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Administrative Agent to the extent requested by the Administrative Agent.

                  (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

                  (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account.

                  (g) The LLC Agreement governing any Pledged LLC Interests and the Partnership Agreement governing any Pledged Partnership Interests provide that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member or partner, as the case may be.

                  SECTION 4.23. INTELLECTUAL PROPERTY.

                  (a) Schedule 4.23 lists all Material Intellectual Property of any Grantor on the Closing Date, separately identifying that owned by such Grantor and that licensed to such Grantor. The Material Intellectual Property set forth on Schedule 4.23 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

                  (b) On the date hereof, all Material Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in Schedule 4.23, on the date hereof, none of the Material Intellectual Property owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor's rights in, any Material Intellectual Property.

                  (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by any Grantor or such Grantor's ownership interest therein is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by any Grantor relating to the Material Intellectual Property.

                                   ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 5.1. MINIMUM TIER 1 SUBSCRIBERS. The Borrower and its Subsidiaries will have, as of the last day of each of the following months, Tier 1 Subscribers totaling not less than the amount set forth opposite such month below:

        Date                Tier 1 Subscribers
        ----                ------------------
 PRE-EXTENSION DATE:

    November 2001                170,000
    December 2001                160,000
     January 2002                150,000
    February 2002                150,000
      March 2002                 150,000
      April 2002                 150,000
       May 2002                  150,000
      June 2002                  150,000
      July 2002                  150,000
     August 2002                 150,000
    September 2002               150,000
     October 2002                150,000

 POST-EXTENSION DATE:

    November 2002                150,000
    December 2002                150,000
     January 2003                150,000

                  SECTION 5.2. MINIMUM EBITDA. The Borrower and its consolidated Subsidiaries will have (i) EBITDA for the one-month period ending November 30, 2001 of not less than $2,700,000, (ii) EBITDA for the two-month period ending December 31, 2001 of not less than $5,600,000 and (iii) as of the last day of each month set forth below, EBITDA for the three-month period ending on such day of not less than the following:

         Date                 Minimum EBITDA
         ----                 --------------
 PRE-EXTENSION DATE:

     January 2002               $8,400,000
    February 2002               $8,800,000
      March 2002                $9,100,000
      April 2002                $9,300,000
       May 2002                 $9,200,000
      June 2002                 $9,000,000
      July 2002                 $8,800,000
      July 2002                 $8,800,000
     August 2002                $8,800,000
    September 2002              $8,800,000
     October 2002               $8,800,000

 POST-EXTENSION DATE:

    November 2002               $8,800,000
    December 2002               $8,800,000
     January 2003               $8,800,000

                  SECTION 5.3. MINIMUM REVENUE. The Borrower and its consolidated Subsidiaries will have, as of the last day of each month set forth below, revenue for such month of not less than the following amounts set forth opposite such month below:

      Date                  Minimum revenue
      ----                  ---------------
 PRE-EXTENSION DATE:

    November 2001              $11,500,000
    December 2001              $11,500,000
     January 2002              $11,500,000
    February 2002              $11,500,000
      March 2002               $11,500,000
      April 2002               $11,500,000
       May 2002                $11,500,000
      June 2002                $11,500,000
      July 2002                $11,500,000
     August 2002               $11,500,000
    September 2002             $11,500,000
     October 2002              $11,500,000

 POST-EXTENSION DATE:

    November 2002              $11,500,000
    December 2002              $11,500,000
     January 2003              $11,500,000

                  SECTION 5.4. CAPITAL EXPENDITURES. The Borrower and its Subsidiaries will not permit combined Capital Expenditures to be made or incurred during each period beginning on November 1, 2001 and ending on the last day of each month set forth below to be in excess of the amount set forth opposite such month below:

                              Maximum Capital
          Date                 Expenditures
          ----                 ------------
 PRE-EXTENSION DATE:

    November 2001               $5,100,000
    December 2001               $7,000,000
     January 2002               $9,250,000
    February 2002              $11,950,000
      March 2002               $14,150,000
      April 2002               $15,700,000
       May 2002                $17,250,000
      June 2002                $18,350,000
      July 2002                $19,850,000
     August 2002               $21,250,000
    September 2002             $23,050,000
     October 2002              $24,550,000

 POST-EXTENSION DATE:

    November 2002              $25,750,000
    December 2002              $26,950,000
     January 2003              $28,150,000

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower and the Guarantors agree with the Lenders and the Administrative Agent that:

                  SECTION 6.1. FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following:

                  (a) Monthly Reports. Within 30 days after the end of each fiscal month in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of a consolidated unaudited balance sheet as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Budget or the Extension Budget, as the case may be, for the current fiscal month, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

                  (b) Quarterly Reports. Within 45 days after (i) the end of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower's quarterly report on Form 10-Q as filed with the SEC.

                  (c) Annual Reports. Within 90 days after the Fiscal Year ending on December 31, 2001, financial information regarding the Borrower and its Subsidiaries consisting of consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Requisite Lenders, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) Compliance Certificate. Together with each delivery of any financial statements pursuant to Section 6.1(a), a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V and

(ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

                  (e) Budgets. Prior to the Closing Date, the Borrower shall provide to the Administrative Agent its 12-month financial projections (the "Budget") for each fiscal month during the period from the Closing Date through the one-year anniversary of the Closing Date; provided that if the Borrower intends to extend the maturity of the Loans through the Extension Date, the Borrower shall, at least 30 days prior to the one-year anniversary of the Closing Date, provide to the Administrative Agent its three-month financial projections for each month during the Extension Period (the "Extension Budget"). The Budget and the Extension Budget each shall be in form and substance satisfactory to the Administrative Agent.

                  (f) Budget Variance Report; Cash Flow Projections. The Borrower shall provide to the Administrative Agent (a) each Tuesday (or, if such Tuesday is not a Business Day, the next day that is a Business Day) for the period from the Closing Date through the Scheduled Termination Date, a variance report comparing the actual weekly receipts and disbursements with the budgeted weekly receipts and disbursements for the prior week and (b) rolling 13-week projections of cash receipts and disbursements (the "Projections"). Each of the foregoing shall be in form and scope satisfactory to the Administrative Agent.

                  (g) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

                  (h) Material Leases and Executory Contracts. Within 90 days after the Closing Date, a report detailing the Borrower's preliminary plan as to the assumption or rejection of material leases and executory contracts in the Cases; provided that the Borrower may update such report on the first Business Day of each month to (i) include its plan with respect to the assumption or rejection of any such leases or contracts not included on the initial report or any previous update of such report or (ii) include any other necessary revisions to the initial report or any previous update of such report.

                  (i) Subscribers. Within three Business Days after the end of each week, a report detailing the number of (i) the Parent Guarantor's and its Subsidiaries combined Tier 1, Tier 2 and Tier 3 subscribers at the end of such week and (ii) the Parent Guarantor's and its Subsidiaries' combined digital subscribers at the end of such week (detailing how many of such subscribers are HITS subscribers and how many are H2H subscribers).

                  SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.3. LITIGATION. Unless the Administrative Agent is otherwise promptly notified pursuant to documents received by them pursuant to
Section 6.12 or periodic delivery of the Bankruptcy Courts official claims register, promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the any of the Loan Parties or any of their respective Subsidiaries, which in the reasonable judgment of the Borrower, expose such Loan Party or such Subsidiary to liability in an amount aggregating $250,000 or more or which, if adversely determined, would have a Material Adverse Effect.

                  SECTION 6.4. ASSET SALES. Prior to any Asset Sale anticipated to generate in excess of $250,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Loan Party or any Subsidiary thereof.

                  SECTION 6.5. NOTICES UNDER RELATED DOCUMENTS. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to any Related Document.

                  SECTION 6.6. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Parent Guarantor or the Borrower sends to their respective security holders generally, (b) all reports and registration statements which the Parent Guarantor or any of its Subsidiaries files with the SEC or any national securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of any Loan Party or any Subsidiary thereof made available by such Loan Party or Subsidiary to the public.

                  SECTION 6.7. LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any labor dispute to which any of the Loan Parties or any of their respective Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Loan Parties' or Subsidiaries' plants and other facilities the result of which would reasonably be likely to have a Material Adverse Effect and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Loan Party or Subsidiary which would reasonably be likely to have a Material Adverse Effect.

                  SECTION 6.8. TAX RETURNS. Upon the request of the Administrative Agent, the Borrower will provide copies of all federal, state and local tax returns and reports filed by any Loan Party or any Subsidiary thereof in respect of taxes measured by income (excluding sales, use and like taxes).

                  SECTION 6.9. INSURANCE. No later than five Business Days after the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the insurance policies required by Section 7.5 are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of each Loan Party and each Subsidiary thereof; provided that, if requested by the Borrower, the Administrative Agent may extend such five-Business Day period at their sole discretion. As soon as is practicable and in any event within 45 days after the end of each Fiscal Quarter, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Loan Parties and their respective Subsidiaries and the duration of such coverage and (b) a certificate of a Responsible Officer certifying that all premiums then due and payable (and not otherwise stayed) with respect to such coverage have been paid.

                  SECTION 6.10. ERISA MATTERS. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

                  (a) promptly and in any event within 30 days after any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred;

                  (b) promptly and in any event within 10 days after any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Loan Parties, such Subsidiaries and such ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (c) simultaneously with the date that the any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.11. ENVIRONMENTAL MATTERS. The Borrower shall provide the Administrative Agent promptly and in any event within 10 days of any of the Loan Parties or any of their respective Subsidiaries learning of any of the following, written notice of any of the following:

                  (a) that any Loan Party or any subsidiary thereof is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $250,000 or more;

                  (b) the receipt by any Loan Party or any Subsidiary thereof of notification that any Real Property or personal property of such Loan Party or Subsidiary is or is reasonably likely to be subject to any Environmental Lien;

                  (c) the receipt by any Loan Party or any subsidiary thereof of any notice of violation of or potential liability under, or knowledge by such Loan Party or Subsidiary that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties and their respective Subsidiaries collectively to Environmental Liabilities and Costs of $250,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties and their respective Subsidiaries collectively to Environmental Liabilities and Costs of $250,000 or more;

                  (e) any proposed acquisition of Stock, assets or Real Property, or any proposed leasing of property, or any other action by any Loan Party or any Subsidiary thereof



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other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties and their respective Subsidiaries collectively to Environmental Liabilities and Costs of $250,000 or more;

                  (f) any proposed action by any Loan Party or any Subsidiary thereof or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring such Loan Parties or Subsidiary thereof to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $250,000 or more or subject the Loan Parties and their respective Subsidiaries to additional Environmental Liabilities and Costs of $250,000 or more; and

                  (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                  SECTION 6.12. BANKRUPTCY COURT.

                  (a) The Borrower will use its best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and, upon the request of the Administrative Agent, deliver to the Administrative Agent and its counsel all material pleadings, motions and other documents filed on behalf of all of the Loan Parties with the Bankruptcy Court; provided that the Borrower shall have no such obligation if the Administrative Agent and its counsel receive such documents as a result of being on the service list in connection with the Cases.

                  (b) The Administrative Agent shall have received all motions and other documents to be filed by any of the Loan Parties with the Bankruptcy Court prior to filing and such documents shall be in form and substance satisfactory to the Requisite Lenders.

                  SECTION 6.13. OTHER INFORMATION. The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of any Loan Party as any Lender, through the Administrative Agent, may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Loan Party agrees with the Lenders and the Administrative Agent that:

                  SECTION 7.1. PRESERVATION OF VALID EXISTENCE, ETC. Such Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate, partnership, limited liability company or other existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.3 and 8.4.

                  SECTION 7.2. COMPLIANCE WITH LAWS, ETC. Such Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual



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Obligations and Permits, except where the failure so to comply in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 7.3. CONDUCT OF BUSINESS. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course (except as otherwise permitted by the Bankruptcy Code or approved by the Bankruptcy Court) and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Loan Party or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 7.4. PAYMENT OF TAXES, ETC. Such Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all material lawful governmental claims, taxes, assessments, charges and levies arising after the Petition Date, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Loan Party or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.5. MAINTENANCE OF INSURANCE. Such Loan Party shall
(a) maintain, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, through the Administrative Agent, and, in any event, all insurance required by any Loan Document and (b) cause all such insurance to name the Administrative Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 7.6. ACCESS. Such Loan Party shall from time to time permit the Administrative Agent and any of the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that upon the occurrence and during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Loan Party and each of its Subsidiaries, (b) visit the properties of such Loan Party and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Loan Party and each of its Subsidiaries with any of their respective officers and (d) communicate directly with such Loan Party's or Subsidiary's independent certified public accountants; provided, however, that the Borrower shall have the right to have a representative present at any such oral communications and to receive a copy of any such written communications; provided further, however, that the failure of a representative of the Loan Party to be party to any such oral communications after receiving two Business Days' notice thereof shall not prevent the Administrative Agent or any Lender, or any agents or representatives thereof, from engaging in any such communications. Such Loan Party shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or such Lender reasonably requests from such Loan Party and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any Subsidiary thereof.


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

                  SECTION 7.7. KEEPING OF BOOKS. Such Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Loan Party and each such Subsidiary.

                  SECTION 7.8. MAINTENANCE OF PROPERTIES, ETC. Except as otherwise required by the Bankruptcy Code, such Loan Party shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business and (c) all Intellectual Property with respect to its business; except where the failure to so maintain and preserve in the aggregate would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 7.9. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.12.

                  SECTION 7.10. ENVIRONMENTAL. Except as otherwise required by the Bankruptcy Code or by a Non-Stayed Order, such Loan Party shall, and shall cause any Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, such Loan Party shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of such Loan Party or Subsidiary incurring Environmental Liabilities and Costs in excess of $250,000, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

                  SECTION 7.11. CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS.

                  (a) Each Loan Party will, and will cause each of its Subsidiaries to, (i) deposit in an Approved Deposit Account all cash and all Proceeds received by such Loan Party or Subsidiary except that cash to make Investments permitted by this Agreement may be deposited in a Control Account,
(ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank, a Lender or an Affiliate of a Lender; provided, however, that the Loan Parties and their respective Subsidiaries may (i) maintain payroll, withholding tax and other fiduciary deposit accounts and (ii) maintain other accounts so long as the aggregate balance in all such accounts does not exceed $2,000,000.

                  (b) Each Loan Party shall instruct each Account Debtor or other Person obligated to make a payment to such Loan Party under a General Intangible to make payment, or to continue to make payment, as the case may be, to an Approved Deposit Account and will deposit in an Approved Deposit Account all Proceeds of such Approved Deposit Accounts and General Intangibles received by such Loan Party from any other Person immediately upon receipt.

                  (c) In the event the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, the affected Loan Parties agree to notify all of their respective obligors that were making payments to such terminated Control Account or Approved



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

Deposit Account, as the case may be, to make all future payments to another Control Account or Approved Deposit Account, as the case may be.

                  (d) The Loan Parties and their Subsidiaries shall concentrate not less than weekly all cash and Cash Equivalents held by any of them into a single deposit account (the "Concentration Account") maintained with a Deposit Account Bank; provided that the Loan Parties and their Subsidiaries shall be permitted to retain an aggregate of $2,000,000 in cash or Cash Equivalents in deposit accounts or securities accounts, as the case may be, outside of the Concentration Account.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, each Loan Party agrees with the Lenders and the Administrative Agent that:

                  SECTION 8.1. INDEBTEDNESS. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) unsecured Indebtedness existing on the Petition Date and secured Indebtedness existing on the Petition Date and disclosed on Schedule 8.1;

                  (c) Guaranty Obligations incurred by such Loan Party or Subsidiary thereof in respect of Indebtedness of any Loan Party otherwise permitted by this Section 8.1;

                  (d) Capital Lease Obligations and purchase money Indebtedness incurred by such Loan Party or a Subsidiary thereof after the Petition Date to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $250,000 at any time; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.4;

                  (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (d) of this Section 8.1; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced or refunded;

                  (f) Indebtedness arising from intercompany loans (i) from a Loan Party to another Loan Party and (ii) from any Loan Party to any Subsidiary of any Loan Party that is not a Loan Party; provided, however, that the Investment in the intercompany loan to such Subsidiary is permitted under
Section 8.3;

                  (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business; and

                  (h) Indebtedness under any Hedging Contract; provided that such Hedging Contract is not entered into for speculative purposes but is entered into, with respect to floating-rate Indebtedness, to hedge against fluctuations in interest rates.


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

                  SECTION 8.2. LIENS, ETC. Such Loan Party will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens created pursuant to the Loan Documents and the Orders;

                  (b) Superior Liens;

                  (c) Customary Permitted Liens of the Loan Parties and their respective Subsidiaries;

                  (d) purchase money Liens granted by such Loan Party or any Subsidiary thereof (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of such Loan Party's or Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section 8.2 without any change in the assets subject to such Lien;

                  (f) Liens in favor of lessors securing operating leases; and

                  (g) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in the occurrence of an Event of Default under Section 9.1(g).

                  SECTION 8.3. INVESTMENTS. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

                  (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

                  (b) Cash Equivalents held in a Cash Collateral Account or a Control Account with respect to which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected Lien;

                  (c) Accounts, Contract Rights, Chattel Paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of such Loan Party or any Subsidiary thereof;

                  (d) Investments received in settlement of amounts due to such Loan Party or any Subsidiary thereof effected in the ordinary course of business;

                  (e) Investments by (i) any Loan Party in another Loan Party and (ii) a Subsidiary of the Parent Guarantor that is not a Loan Party in any Loan Party or any other Subsidiary of the Parent Guarantor;

                  (f) loans or advances to employees of such Loan Party or any Subsidiary thereof in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $200,000 at any time; and



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                  (g) Investments in Approved Deposit Accounts with respect to which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected Lien.

                  SECTION 8.4. SALE OF ASSETS. Such Loan Party will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any such Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

                  (a) the sale or disposition of inventory of such Loan Party or any Subsidiary thereof in the ordinary course of business;

                  (b) the sale or disposition of equipment of such Loan Party or any Subsidiary thereof which has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any fiscal month shall not exceed $100,000;

                  (c) the lease or sublease of Real Property of such Loan Party or any Subsidiary thereof not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

                  (d) assignments and licenses of intellectual property of such Loan Party or any Subsidiary thereof in the ordinary course of business; and

                  (e) any other sale or other disposition of assets of such Loan Party or any Subsidiary thereof not referred to in clauses (a) through (d) above, the proceeds of which shall not exceed $500,000 in the aggregate;

provided, however, that the foregoing limitations are not intended to prevent such Loan Party from rejecting unexpired leases or executory contracts pursuant to section 365 of the Bankruptcy Code in connection with the Cases.

                  SECTION 8.5. RESTRICTED PAYMENTS. Such Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except (a) Restricted Payments by any Loan Party to another Loan Party and (b) Restricted Payments in respect of Permitted Prepetition Claim Payments.

                  SECTION 8.6. RESTRICTION ON FUNDAMENTAL CHANGES. Such Loan Party will not, and will not permit any of its Subsidiaries to (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary.

                  SECTION 8.7. CHANGE IN NATURE OF BUSINESS. Such Loan Party will not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  SECTION 8.8. TRANSACTIONS WITH AFFILIATES. Such Loan Party will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein,


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

(a) make any Investment in an Affiliate of the Parent Guarantor which is not a Subsidiary of the Parent Guarantor, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Parent Guarantor which is not a Subsidiary of the Parent Guarantor, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Parent Guarantor which is not a Subsidiary of the Parent Guarantor, (d) repay any Indebtedness to any Affiliate of the Parent Guarantor which is not a Subsidiary of the Parent Guarantor or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Parent Guarantor which is not a Loan Party (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to such Loan Party as would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation to officers or directors of the Loan Parties commensurate with current compensation levels.

                  SECTION 8.9. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents, the Prepetition Loan Documents, any agreements that were entered into prior to the Petition Date and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1 (d) or (e) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), such Loan Party will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Loan Party or Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any Loan Party or Subsidiary or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Loan Party or any Subsidiary thereof to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.10. MODIFICATION OF CONSTITUENT DOCUMENTS. Such Loan Party will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of such Loan Party or Subsidiary, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

                  SECTION 8.11. ACCOUNTING CHANGES; FISCAL YEAR. Such Loan Party will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.12. MARGIN REGULATIONS. The Borrower will not use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

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

                  SECTION 8.13. OPERATING LEASES; SALE/LEASEBACKS.

                  (a) Such Loan Party will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease (other than with respect to (i) Pole Provider Agreements entered into prior to the Petition Date and listed on
Schedule 8.13 and (ii) Pole Provider Agreements entered into on or after the Petition Date), unless the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $1,750,000 in any Fiscal Year.

                  (b) Such Loan Party will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

                  SECTION 8.14. NO SPECULATIVE TRANSACTIONS. Such Loan Party will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  SECTION 8.15. COMPLIANCE WITH ERISA. Such Loan Party will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) an ERISA Event (other than the Cases) that would have a Material Adverse Effect.

                  SECTION 8.16. ENVIRONMENTAL. Such Loan Party will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that such Loan Party or Subsidiary shall not be deemed in violation of this Section 8.16 if, as the consequence of all such Releases, such Loan Party or Subsidiary would not incur Environmental Liabilities and Costs in excess of $250,000 in the aggregate.

                  SECTION 8.17. CHAPTER 11 CLAIMS; PAYMENT OF PREPETITION CLAIMS. Such Loan Party will not, and will not permit any of its Subsidiaries to, (i) incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim or other Super-Priority Claim or lien which is pari passu with or senior to the claims of the Secured Parties against the Loan Parties hereunder or (ii) apply to the Bankruptcy Court for authority to do so, except with respect to the Carve-Out.

                  (a) Such Loan Party will not, and will not permit any of its Subsidiaries to, make any payments with respect to Indebtedness relating to pre-Petition Date obligations, other than (i) as permitted under the Orders,
(ii) as permitted by the Bankruptcy Court pursuant to the First Day Orders, including pre-Petition Date wages and benefits and other employee-related claims, in amounts not to exceed the amounts contemplated by the Budget or the Extension Budget, as the case may be, (iii) as permitted by any other Non-Stayed Order satisfactory to the Requisite Lenders and (iv) as otherwise permitted under this Agreement, including the payment of Permitted Prepetition Claim Payments; provided that the Borrower is in compliance with the Budget, the payment of any cure amounts or other amounts as directed by the Bankruptcy Court pursuant to a final order thereof and paid as adequate assurance under section 365 of the Bankruptcy Code.

                  SECTION 8.18. THE ORDERS. Such Loan Party will not, and will not permit any of its Subsidiaries to, make or permit to be made any change, amendment or modification, or any



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

application or motion for any change, amendment or modification, to either Order without the prior written consent of the Requisite Lenders.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable;

                  (b) The Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than the Obligations referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor;

                  (c) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Section 6.1, 6.2, 7.1, 7.6,
7.9 or 7.11 or Article VIII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of any Loan Party or any Subsidiary thereof becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; provided, however, that failure to perform under Section 6.12(b) shall not be deemed an Event of Default hereunder;

                  (e) (i) Any Loan Party or any Subsidiary thereof shall fail to make any payment on any Indebtedness (other than the Obligations) of such Loan Party Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $250,000 or more, other than Indebtedness existing prior to the Petition Date, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (f) The Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided for herein pursuant to section 364 of the Bankruptcy Code against each Loan Party, or any Loan Party shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on each Loan Party party thereto or any Loan Party shall so state in writing;

                  (g) One or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $250,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more Loan Party or any of their respective Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (h) An ERISA Event (other than the Cases) shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, would reasonably be likely to have a Material Adverse Effect.

                  (i) Any of the Cases shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Cases, which ruling has not been stayed) or converted to a case under chapter 7 of the Bankruptcy Code, or any Loan Party shall file any pleading requesting any such relief; or an application shall be filed by any Loan Party for the approval of, or there shall arise, (i) any other Claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents and the Orders or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein and in the Orders, except as expressly provided herein or therein;

                  (j) The Bankruptcy Court shall enter (i) an order approving payment of any prepetition Claim other than a Permitted Prepetition Claim Payment, (ii) an order approving a First Day Order not approved by the Administrative Agent and the Requisite Lenders, (iii) a Non-Stayed Order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets (other than certain assets identified by the Borrower and agreed to by the Administrative Agent and the Requisite Lenders) having a book value in excess of $1,000,000 in the aggregate or (iv) an order, except to the extent the same would not constitute a Default under any of the previous clauses, approving any settlement or other stipulation requiring payment prior to the effective date of a Plan of Reorganization of the Loan Parties on account of any claim of any creditor of any Loan Party, other than the Administrative Agent and the Lenders, or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $250,000 for any and all such creditors payable prior to the date of consummation of a Plan of Reorganization of the Loan Parties;

                  (k) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation,
(ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 45th day following the Closing Date, (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, (iv) any Loan Party shall fail to comply with the terms of the Orders in any material respect or (v) either Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Loan Parties shall apply for authority to do so) without the written consent of the Administrative Agent;

                  (l) The Bankruptcy Court shall enter an order appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases;

                  (m) There shall occur a Material Adverse Change or any event or circumstances which would have a Material Adverse Effect;

                  (n) One or more of the Loan Parties or any Subsidiaries of any such loan Parties shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Loan Parties or any Subsidiaries of such Loan Parties based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Loan Parties and any Subsidiaries such Loan Parties are likely to incur Environmental Liabilities and Costs in excess of $250,000 in the aggregate;

                  (o) (i) Any Loan Party shall allege that any of the Prepetition Loan Documents, for any reason, cease to create a valid Lien on any of the assets purported to be covered thereby in any pleading filed in any court or (ii) any third party shall successfully challenge in any court any Lien created by any of the Prepetition Loan Documents;

                  (p) Except as provided in the Orders, the Borrower shall fail to make to the Prepetition Agent, for the benefit of the Prepetition Lenders, regularly scheduled payments of interest at the non-default rate pursuant to the terms of the Prepetition Loan Documents and the Orders as adequate protection for the Prepetition Lenders;

                  (q) The Borrower shall fail to provide the Projections to the Administrative Agent, in form and scope satisfactory to the Administrative Agent; or

                  (r) The Borrower shall fail to file a Plan of Reorganization and Disclosure Statement with the Bankruptcy Court on or before the date that is the six-month anniversary of the Petition Date.

                  SECTION 9.2. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, without further order of, application to or action by the Bankruptcy Court, the Administrative Agent (a) may, and at the request of the Requisite Lenders shall, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate and/or (b) may, and at the request of the Requisite Lenders shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement or any of the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of either Order, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court or the Administrative Agent and, upon three days' notice thereof to the U.S. Trustee and the Committee, the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including all rights and remedies with respect to the Collateral and the Guarantors.

                  SECTION 9.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT. Upon the Revolving Credit Termination Date or as required by Section 2.8(b) and (d), the Borrower shall pay to the



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

Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 13.8, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.11(g), as shall have become or shall become due and payable by the Borrower to the Issuers or the Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                  SECTION 9.4. RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision which may be made at the election of the Requisite Lenders and they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                                    GUARANTY

                  SECTION 10.1. THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Administrative Agent and the Lenders that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lenders. If any or all of the Obligations of the Borrower to the Lenders become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

                  SECTION 10.2. NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to the Administrative Agent or the Lenders on the Indebtedness which the Administrative Agent or such Lenders repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  SECTION 10.3. INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower is joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

                  SECTION 10.4. AUTHORIZATION. Each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

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

                  SECTION 10.5. RELIANCE. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  SECTION 10.6. SUBORDINATION. Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing to such Guarantor so long as the same is not prohibited by this Agreement; and provided further that if the Administrative Agent so requests at a time when an Event of Default exists, all such Indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Obligations of the Borrower to Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  SECTION 10.7. WAIVER.

                  (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. Subject to the giving of three Business Days' prior written notice in accordance with the Orders, the Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the


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

Administrative Agent and the Lenders shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

                  SECTION 10.8. LIMITATION ON ENFORCEMENT. The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Requisite Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

                                   ARTICLE XI

                                    SECURITY

                  SECTION 11.1. SECURITY.

                  (a) To induce the Lenders to make the Loans, and the Issuers to issue Letters of Credit, each Grantor hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full, prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the obligations of such Grantor hereunder, a continuing first priority Lien and security interest (subject and subordinate only to the Superior Liens). For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

                    (i) all Accounts;

                    (ii) all Chattel Paper;

                    (iii) all Deposit Accounts;

                    (iv) all Documents;

                    (v) all Equipment;

                    (vi) all General Intangibles;

                    (vii) all Instruments;

                    (viii) all Inventory;

                    (ix) all Investment Property;

                    (x) all Letter of Credit Rights;

                    (xi) all Real Property;

                    (xii) all Vehicles;

                    (xiii) the Commercial Tort Claims described on Schedule
               11.1;


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

                    (xiv) all books and records pertaining to the property
               described in this Section 11.1;

                    (xv) all other goods and personal property of such Grantor, whether tangible or intangible, wherever located;

                    (xvi) all property of any Grantor held by the Administrative
               Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

                    (xvii) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Grantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income;

                    (xviii) to the extent not otherwise included, all causes of action (other than claims of the Grantors under sections 544, 545, 547 and 548 of the Bankruptcy Code) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Grantor; and

                    (xix) to the extent not otherwise included, all Proceeds.

                  (b) Not in limitation of anything else to the contrary set forth in this Section 11, upon entry of the Interim Order or Final Order, to provide security for the repayments of the Loans, the reimbursement of any draft drawn under the Letters of Credit and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and each Guarantor hereby grant to the Administrative Agent and the Lenders the following:

                    (i) with respect to the Obligations of the Borrower
               hereunder, and the guarantee obligations of the Guarantors hereunder in respect thereof, an allowed administrative expense claim in each of the Cases, as applicable, pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code;

                    (ii) a perfected, first-priority Lien, pursuant to section
               364(c)(2) of the Bankruptcy Code, upon all unencumbered property (including (i) real and tangible personal property subject to Liens or security interests which may be avoided pursuant to the Bankruptcy Code, but only to the extent so avoided and (ii) to the extent set forth in the Final Order, any avoidance actions arising under the Bankruptcy Code) of the Borrower and the Guarantors and all cash and Cash Equivalents in the Cash Collateral Account;

                    (iii) a perfected, second-priority Lien, pursuant to section
               364(c)(3) of the Bankruptcy Code, upon all of the property of the Borrower and the Guarantors that is subject to Liens permitted by this Agreement, junior to such permitted Liens (except as otherwise provided herein and in the Orders); and


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

                    (iv) a perfected, first-priority, priming Lien, pursuant to section 364(d)(1) of the Bankruptcy Code, upon all of the property of the Borrower and the Guarantors that is subject to the Liens securing the Prepetition Obligations, which Liens in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Liens securing the Prepetition Obligations and to any Liens granted after the Petition Date to provide adequate protection in respect thereof;

subject and subordinate in each case with respect to subparagraphs (i) through
(iv) above only to the Superior Liens.

                  SECTION 11.2. PERFECTION OF SECURITY INTERESTS.

                  (a) Each Grantor shall, at its expense, perform any and all reasonable steps requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Lenders' security interest in the Collateral of such Grantor, including (i) executing and filing financing, in lieu or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent, (ii) maintaining complete and accurate stock records, (iii) using its best efforts in delivering to the Administrative Agent negotiable warehouse receipts, if any, and, upon the Administrative Agent's request therefor, non-negotiable warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iv) placing notations on such Grantor's books of account to disclose the Administrative Agent's security interest therein, (v) delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien in letters of credit on which such Grantor is named as beneficiary and all acceptances issued in connection therewith, (vi) after the occurrence and during the continuation of an Event of Default, transferring Inventory maintained in warehouses to other warehouses designated by the Administrative Agent and (vii) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral.

                  (b) Each Grantor hereby authorizes the Administrative Agent to execute and file financing, in lieu or continuation statements on such Grantor's behalf covering the Collateral. The Administrative Agent may file one or more financing statements disclosing the Administrative Agent's security interest under this Agreement without the signature of such Grantor appearing thereon. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or such Grantor's agents or processors, such Grantor shall notify such warehouseman, bailee, agents or processors of the Administrative Agent's security interest, which notification shall specify that such Person shall, upon the occurrence and during the continuance of an Event of Default, hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions. From time to time, each Grantor shall, upon the Administrative Agent's request, execute and deliver written instruments pledging to the Administrative Agent the Collateral described in any such instruments or otherwise, but the failure of such Grantor to execute and deliver such confirmatory instruments shall not affect or limit the Administrative Agent's security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied and the Revolving Credit Commitments shall have been terminated, the Administrative Agent's security interest in the Collateral, and all Proceeds and products thereof, shall continue in full force and effect.



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

                  (c) Notwithstanding subsections (a) and (b) of this Section 11.2, or any failure on the part of any Grantor or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order.

                  SECTION 11.3. RIGHTS OF LENDERS; LIMITATIONS ON LENDERS' OBLIGATIONS.

                  (a) Subject to each Grantor's rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Subject to Section 11.5 hereof, the Administrative Agent authorizes each Grantor to collect its Accounts; provided that such collection is performed in accordance with such Grantor's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Orders, limit or terminate said authority at any time.

                  (c) Subject to any requirement of notice provided in the Orders, the Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of the Borrower or any other Grantor, notify obligors of Instruments and Investment Property of the Borrower or any other Grantor and notify obligors in respect of Chattel Paper of the Borrower or any other Grantor that the right, title and interest of the Borrower or such Grantor in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Subject to any requirement of notice provided in the Orders, upon the request of the Administrative Agent, the Borrower or such other Grantor will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Subject to any requirement of notice provided in the Orders, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.



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                  (d) The Administrative Agent shall have the right to make test verification of the Accounts in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith.
Each Grantor, at its expense, will cause certified independent public accountants satisfactory to the Requisite Lenders to prepare and deliver to the Administrative Agent at any time and from time to time, promptly upon the Administrative Agent's request, the following reports: (i) a reconciliation of all Accounts of such Grantor, (ii) an aging of all Accounts of such Grantor,
(iii) trial balances and (iv) a test verification of such Accounts as the Administrative Agent may request. The Administrative Agent shall have the right at any time to conduct periodic audits of the Accounts of any Grantor at the expense of the Borrower.

                  SECTION 11.4. COVENANTS OF THE LOAN PARTIES WITH RESPECT TO COLLATERAL. Each Grantor hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

                  (a) Maintenance of Records. Such Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. For the Administrative Agent's further security, each Grantor agrees that the Administrative Agent shall have a property interest in all of such Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

                  (b) Indemnification With Respect to Collateral. In any suit, proceeding or action brought by the Administrative Agent relating to any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral, such Grantor will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Administrative Agent.

                  (c) Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 8.2 and will defend the right, title and interest of the Administrative Agent in and to all of such Grantor's rights under the Accounts, Chattel Paper, Deposit Accounts, Leases, Real Estate, Contracts, Documents, General Intangibles, Instruments, Investment Property, Letter of Credit Rights, Vehicles and Commercial Tort Claims and to the Intellectual Property, Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 8.2.



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                  (d) Limitations on Modifications of Accounts. Such Grantor
will not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Grantor.

                  (e) Notices. Such Grantor will advise the Lenders promptly, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under Section 8.2 and (ii) of the occurrence of any other event which would result in a Material Adverse Change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

                  (f) Maintenance of Equipment. Such Grantor will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Grantor on a basis consistent with past practices, ordinary wear and tear excepted.

                  (g) Pledged Collateral.

                    (i) Upon request of the Administrative Agent, such Grantor will (x) deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Exhibit I (a "Pledge Amendment"), in respect of such Additional Pledged Collateral and authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and (y) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                    (ii) Except as provided in Section 11.7, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the

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               Administrative Agent, segregated from other funds of such
               Grantor, as additional security for the Secured Obligations.

                    (iii) Except as provided in Section 11.7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

                    (iv) Such Grantor shall not grant Control over any
               Investment Property to any Person other than the Administrative Agent.

                    (v) In the case of each Grantor which is an issuer of
               Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

                    (vi) Such Grantor will not agree to any amendment of an LLC
               Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a Security.

                  (h) Intellectual Property. Such Grantor will comply with the following except where the failure to so comply would reasonably be likely to have a Material Adverse Effect:

                    (i) Such Grantor (either itself or through licensees) will
               (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such


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               Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                    (ii) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

                    (iii) Such Grantor (either itself or through licensees) (i)
               will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

                    (iv) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

                    (v) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

                    (vi) Such Grantor will notify the Administrative Agent
               immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                    (vii) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                    (viii) Such Grantor will take all reasonable actions
               necessary or requested by the Administrative Agent, including in any proceeding before the United

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               States Patent and Trademark Office, the United States Copyright
               Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

                    (ix) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

                  SECTION 11.5. PERFORMANCE BY AGENT OF THE LOAN PARTIES' OBLIGATIONS. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor's obligations as permitted under this Section 11.5 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof. Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

                  SECTION 11.6. LIMITATION ON ADMINISTRATIVE AGENT'S DUTY IN RESPECT OF COLLATERAL. Neither the Administrative Agent nor any Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Borrower, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Grantor.

                  SECTION 11.7. REMEDIES; RIGHTS UPON DEFAULT.

                  (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Interim Order or Final Order or the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith




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collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent in connection therewith, including attorney's fees and expenses), to the Obligations in any order deemed appropriate by the Administrative Agent, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law need the Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than seven days' notice to the Borrower (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address referred to in Section 13.8) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Administrative Agent is entitled, the Grantors also being liable for the fees and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

                  (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                  (c) Pledged Collateral.

                    (i) Upon the occurrence and during the continuance of an
               Event of Default, if the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein and (ii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the



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               Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                    (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause
               (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                    (iii) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (x) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (y) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

                  SECTION 11.8. THE ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby give the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the

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               name of such Grantor, its own name or otherwise, to take
               possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                    (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral of such Grantor; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 11.8, except upon the occurrence or during the continuation of an Event of Default. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Grantor waives applicability thereof. The power of attorney granted pursuant to this Section 11.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.



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                  (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement,
(i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (e) All Obligations shall constitute, in accordance with
section 364(c)(1) of the Bankruptcy Code, claims against each Grantor in its Case which are administrative expense claims having priority over any all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve Out.

                  SECTION 11.9. MODIFICATIONS.

                  (a) The Liens, Lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, the Interim Order and/or the Final Order (specifically, including the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Grantors (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                    (i) except for the Carve-Out having priority over the
               Obligations, no costs or expenses of administration which have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Grantors in respect of any Obligation;

                    (ii) the Liens and security interests granted herein shall constitute valid and perfected first priority Liens and security interests (subject and subordinate only to the Superior Liens) and shall be prior to all other liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                    (iii) the Liens and security interests granted hereunder
               shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable non-bankruptcy law.

                  (b) Notwithstanding any failure on the part of any Grantor or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the Liens and



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security interests in the Collateral granted hereunder, the Interim Order and the Final Order (when entered) shall automatically, and without further action by any Person, perfect such Liens and security interests against the Collateral.

                                  ARTICLE XII

            THE ADMINISTRATIVE AGENT; THE OTHER AGENTS; THE ARRANGER

                  SECTION 12.1. AUTHORIZATION AND ACTION.

                  (a) Each Lender and each Issuer hereby appoints Goldman Sachs Credit Partners L.P. as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such Loan Documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and that under such Loan Documents the Administrative Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the Administrative Agent, fiduciary or trustee of or for any Lender, Issuer or any other holder of Obligations. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

                  SECTION 12.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving
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accordance with Section 13.2; (b) may rely on the Register to the extent set forth in Section 13.2(c); (c) may consult with legal counsel (including counsel to the Parent Guarantor or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Parent Guarantor or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 12.3. THE ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or "Supermajority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, as one of the Requisite Lenders or as one of the Supermajority Lenders. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.

                  SECTION 12.4. LENDER CREDIT DECISION. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents.

                  SECTION 12.5. INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent, the Arranger, each of their respective Affiliates and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent, the Arranger or any of their respective Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent or the Arranger under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses



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or disbursements resulting from the Administrative Agent's, the Arranger's or such Affiliate's director's, officer's, employee's, agent's or advisor's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  SECTION 12.6. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor administrative agent. If no successor administrative agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring administrative agent's giving of notice of resignation, then the retiring administrative agent may, on behalf of the Lenders, appoint a successor administrative agent, selected from among the Lenders. Upon the acceptance of any appointment as administrative agent by a successor administrative agent, such successor administrative agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring administrative agent, and the retiring administrative agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring administrative agent's resignation hereunder as administrative agent, the retiring administrative agent shall take such action as may be reasonably necessary to assign to the successor administrative agent its rights as administrative agent under the Loan Documents. After such resignation, the retiring administrative agent shall continue to have the benefit of this Article XII as to any actions taken or omitted to be taken by it while it was administrative agent under this Agreement and the other Loan Documents.

                  SECTION 12.7. THE SYNDICATION AGENT AND THE ARRANGER. Each Lender hereby appoints GSCP as "Syndication Agent". Notwithstanding anything to the contrary contained in this Agreement, the Syndication Agent is a Lender designated as "Syndication Agent" for title purposes only and, in such capacity, the Syndication Agent shall not have any obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer or shall have any rights separate from their respective rights as Lenders, except as expressly provided in this Agreement. The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.1. AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,



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

unless in writing and signed by each Lender, in addition to the Requisite Lenders, do any of the following:

                    (i) increase the Commitments of the Lenders or subject the
               Lenders to any additional obligations;

                    (ii) extend the scheduled final maturity of any Loan (other than in connection with the Extension Period), or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.8 does not provide for scheduled dates fixed for payment) or of the Commitments;

                    (iii) reduce the principal amount of any Loan or
               Reimbursement Obligation (other than by the payment or prepayment thereof);

                    (iv) reduce the rate of interest on any Loan or
               Reimbursement Obligations;

                    (v) postpone any scheduled date fixed for payment of such
               interest or fees;

                    (vi) change the aggregate Ratable Portions of the Lenders
               which shall be required for the Lenders or any of them to take any action hereunder;

                    (vii) release substantially all of the Collateral except as provided in Section 10.7(b) or release any Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                    (viii) amend Section 10.7(b) or this Section 13.1 or the
               definition of the terms "Requisite Lenders", "Supermajority Lenders" or "Ratable Portion";

and provided further, (A) that any modification of the application of payments to the Loans pursuant to Section 2.8 or the reduction of the Revolving Credit Commitments pursuant to Section 2.4(b) shall require the consent of the Requisite Lenders and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 13.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the




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Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the consent of the Supermajority Lenders and in the Supermajority Lenders' sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender hereby agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Commitments and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 13.2. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitment, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender was an Issuer, of such Issuer hereunder and thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 13.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time




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

to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B hereto.

                  (e) In addition to the other assignment rights provided in this Section 13.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent and (ii) any trustee or agent for the benefit of the holders of such Lender's Stock or other securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

                  (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of its obligations, (C) such Lender shall remain the holder of its Obligations for all purposes of this Agreement and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.16(d) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.11, 2.12 or 2.16(d), any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.



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                  (g) Any Issuer may at any time assign its rights and
obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to
Section 2.3 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  SECTION 13.3. COSTS AND EXPENSES.

                  (a) The Borrower agrees upon demand to pay or reimburse the Administrative Agent and the Arranger for all of the their respective reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with
(i) the Administrative Agent's audit and investigation of the Parent Guarantor and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Parent Guarantor and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement, the other Loan Documents and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any Subsidiary of any Loan Party, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or the Arranger is served or deposition or other proceeding in which the Administrative Agent or the Arranger is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any Subsidiary of any Loan Party, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution thereof.

                  (b) The Borrower further agrees to pay or reimburse the Administrative Agent and the Arranger upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent or the Arranger (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party or any Subsidiary of any Loan Party and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking



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any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                  SECTION 13.4. INDEMNITIES.

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Arranger, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 13.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Parent Guarantor or any of its Subsidiaries involving any property subject to a Loan Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Parent Guarantor or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Parent Guarantor or any of its Subsidiaries, or the owner, lessee or operator of any property of the Parent Guarantor or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i),
(ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Parent Guarantor or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

                  (b) The Borrower shall indemnify the Administrative Agent, the Arranger, the Lenders and each Issuer for, and hold the Administrative Agent, the Arranger, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arranger, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or





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understanding made by or on behalf of any Loan Party or any Subsidiary thereof in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

                  (c) The Administrative Agent, the Arranger, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in paragraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

                  (d) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 13.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 13.5. LIMITATION OF LIABILITY. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any Subsidiary thereof or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages and each of the Loan Parties hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 13.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, upon providing such notice such Persons as may be required by the Orders (if any), each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Loan Parties against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or any of its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 13.7. SHARING OF PAYMENTS, ETC.

                  (a) If any Lender receives any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, any fees in respect thereof or any amounts due pursuant to Section 13.3 or 13.4 (other than payments pursuant to Section 2.12, 2.13 or 2.16) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 13.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 13.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a) if to the Borrower:

                      Classic Cable, Inc.
                      6151 Paluxy Drive
                      Tyler, Texas  95703
                      Attention: Chief Financial Officer
                      Telecopy no:  (903) 939-8248

                      with a copy to:

                      Willkie Farr & Gallagher
                      787 Seventh Avenue
                      New York, New York  10019
                      Attention:  Michael J. Kelly, Esq./
                                  William E. Hiller, Esq.
                      Telecopy no.  (212) 728-8111

                  (b) if to any Lender, at its notice address specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

                  (c)      if to The Chase Manhattan Bank, in its capacity as
                           Issuer:

                           Chase Manhattan Bank, USA, N.A.
                           Letter of Credit Department
                           500 Stanton Christiana Road
                           2OPS Building, 3rd Floor
                           Newark, Delaware 19713-2107
                           Attention:  Mike Handago/Ms. Michael Simpers
                           Telecopy no.:  (302) 634-3220 or (302) 634-3230

                  (ii) if to any other Issuer, at the address set forth under its name on Schedule II; and

                  (d)      if to the Administrative Agent:

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street
                           New York, New York  10004
                           Attention:  Bruce Mendelsohn/David Lischer
                           Telecopy no:  (212) 357-9110

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153-0119
                           Attention:  Brian S. Rosen, Esq.
                           Telecopy no:  (212) 310-8007

                  (e)      if to the Arranger:

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street
                           New York, New York  10004
                           Attention:  Bruce Mendelsohn/David Lischer
                           Telecopy no:  (212) 357-9110

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153-0119
                           Attention:  Brian S. Rosen, Esq.
                           Telecopy no:  (212) 310-8007

or at such other address as shall be notified in writing (i) in the case of the Borrower, the Arranger and the Administrative Agent, to the other parties and
(ii) in the case of all other parties, to the Borrower, the Administrative Agent and the Arranger. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

                  SECTION 13.9. NO WAIVER; REMEDIES. No failure on the part of any Lender, any Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 13.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuer and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 13.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 13.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower and each other Loan Party hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 13.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 13.12 shall affect the right of the Administrative Agent, any Issuer or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  SECTION 13.13. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS, THE SECURED PARTIES, THE BORROWER, THE GUARANTORS AND THE GRANTORS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 13.14. MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 13.15. SECTION TITLES. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 13.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  SECTION 13.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CLASSIC CABLE, INC., as Borrower


                                        By: /s/ DALE R. BENNETT
                                           ------------------------------------
                                            Name:  Dale R. Bennett
                                            Title: President


                                        CLASSIC COMMUNICATIONS, INC., as Parent
                                        Guarantor


                                        By: /s/ DALE R. BENNETT
                                           ------------------------------------
                                            Name:  Dale R. Bennett
                                            Title: President


                                        CALLCOM 24, INC.
                                        CLASSIC CABLE HOLDING, INC.
                                        CLASSIC CABLE OF OKLAHOMA, INC.
                                        CLASSIC TELEPHONE, INC.
                                        CORRECTIONAL CABLE TV, INC.
                                        FRIENDSHIP CABLE OF ARKANSAS, INC.
                                        FRIENDSHIP CABLE OF TEXAS, INC.
                                        TELEVISION ENTERPRISES, INC.
                                        UNIVERSAL CABLE COMMUNICATIONS, INC.
                                        UNIVERSAL CABLE HOLDINGS, INC.
                                        UNIVERSAL CABLE MIDWEST, INC.
                                        UNIVERSAL CABLE OF BEAVER OKLAHOMA,
                                          INC.
                                        W.K. COMMUNICATIONS, INC.
                                        WT ACQUISITION CORPORATION,
                                          each as a Subsidiary Guarantor


                                        By: /s/ DALE R. BENNETT
                                           ------------------------------------
                                            Name:  Dale R. Bennett
                                            Title: President

                                        GOLDMAN SACHS CREDIT PARTNERS L.P., as
                                        Administrative Agent and as a Lender


                                        By: /s/ BRUCE MENDELSOHN
                                           ------------------------------------
                                            Name:  Bruce Mendelsohn
                                            Title: Authorized Signatory


    [SIGNATURE PAGE TO SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING
                               CREDIT AGREEMENT]

                                        JPMORGAN CHASE BANK, as Issuer and
                                         as a Lender


                                        By: /s/ MICHAEL LANCIA
                                           ------------------------------------
                                            Name:  Michael Lancia
                                            Title: Vice President



    [SIGNATURE PAGE TO SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING
                               CREDIT AGREEMENT]

                                        TRS 1 LLC
                                        Lender:


                                        By: /s/ ROSEMARY F. DUNNE
                                           ------------------------------------
                                            Name:  ROSEMARY F. DUNNE
                                            Title: Vice President


                                        Lender:

                                        HELLER FINANCIAL, INC.
                                        ---------------------------------------
                                        (Type of Print name of Institution)

                                        By: /s/ ROBERT M. REEG
                                           ------------------------------------
                                            Name:  Robert M. Reeg
                                            Title: Assistant Vice President



                                        DEBT STRATEGIES FUND, INC


                                        By: /s/ ANDREW C. LIGGIO
                                           ------------------------------------
                                            Name:  Andrew C. Liggio
                                            Title: Authorized Signatory



                                        SENIOR HIGH INCOME PORTFOLIO, INC.


                                        By: /s/ ANDREW C. LIGGIO
                                           ------------------------------------
                                            Name:  Andrew C. Liggio
                                            Title: Authorized Signatory



                                        MERRILL LYNCH SENIOR FLOATING
                                        RATE FUND, INC.


                                        By: /s/ ANDREW C. LIGGIO
                                           ------------------------------------
                                            Name:  Andrew C. Liggio
                                            Title: Authorized Signatory


                                        Lender:

                                        NORTH AMERICAN SENIOR FLOATING
                                        RATE FUND, INC.
                                        By: Stanfield Capital Partners LLC
                                        As subadvisor

                                        By: /s/ CHRISTOPHER A. BONDY
                                           ------------------------------------
                                            Name:  Christopher A. Bondy
                                            Title: Partner




                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ JOHN PETCHLER
                                           ------------------------------------
                                            Name:  John Petchler
                                            Title: Vice President





    [SIGNATURE PAGE TO SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING
                               CREDIT AGREEMENT]